EXECUTION COPY

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

      THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 3, 2005 is by and among Center Bancorp, Inc., a New Jersey corporation ("Buyer"), Union Center National Bank, a national bank and a wholly-owned Subsidiary of Buyer ("Buyer Subsidiary Bank"), and Red Oak Bank, a commercial bank chartered under the laws of the State of New Jersey (the
"Company"). Buyer, Buyer Subsidiary Bank and the Company are sometimes collectively referred to herein as the "Constituent Corporations". As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

                                    RECITALS

      A. Buyer, Buyer Subsidiary Bank and the Company are parties to a Merger Agreement dated as of December 17, 2004 (the "Existing Merger Agreement"), pursuant to which Buyer has agreed to acquire the Company and the Company's Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition is in the best interests of the Company and its shareholders. The acquisition will be accomplished by (i) merging the Company with and into Buyer Subsidiary Bank with Buyer Subsidiary Bank as the surviving corporation (the "Merger") and (ii) the Company's shareholders receiving the Aggregate Merger Consideration hereinafter set forth. The Boards of Directors of the Company, Buyer and Buyer Subsidiary Bank have duly adopted and approved this Agreement and the Board of Directors of the Company has directed that it be submitted to its shareholders for approval.

      B. Concurrently with the execution and delivery of the Existing Merger Agreement, and as a condition and inducement to Buyer's willingness to enter into the Existing Merger Agreement, certain shareholders of the Company have entered into a shareholders' agreement with Buyer (the "Shareholders' Agreement").

      C. The parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

      D. Independent of this Agreement and the Existing Merger Agreement, the Board of Directors of the Company has declared a 5% stock dividend payable on December 10, 2004 to stockholders of record as of November 19, 2004 (the "Stock Dividend"). All figures herein relating to the Company's capitalization and the consideration payable hereunder have been adjusted to give effect to the Stock Dividend.

      E. The parties desire to amend and restate the Existing Merger Agreement in its entirety as set forth herein.

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      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree that the Existing Merger Agreement is hereby amended and restated in its entirety to read as follows

                                    ARTICLE I

                                   THE MERGER

      1.1 THE MERGER. Subject to the terms and conditions of this Agreement, in accordance with applicable banking statutes and regulations, at the Effective Time (as defined in Section 1.2 hereof) the Company shall merge with and into Buyer Subsidiary Bank under the charter of Buyer Subsidiary Bank in accordance with the National Bank Act and the New Jersey Banking Act of 1948, as amended. Buyer Subsidiary Bank shall be the surviving bank (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the National Bank Act. The name of the Surviving Corporation shall continue to be Union Center National Bank. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

      1.2 CLOSING, CLOSING DATE, DETERMINATION DATE AND EFFECTIVE TIME. Unless a different date, time and/or place are agreed to by the parties hereto, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, on a date determined by Buyer on at least five business days notice (the "Closing Notice") given to the Company, which date (the "Closing Date") shall be not more than ten (10) business days following the receipt of all necessary regulatory, governmental and shareholder approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates and other instruments and documents to be delivered at the Closing). In the Closing Notice, Buyer shall specify the "Determination Date", which date shall be the first date on which all bank regulatory approvals (and waivers, if applicable) necessary for consummation of the Merger have been received (disregarding any waiting period) and either party has notified the other in writing that all such approvals (and waivers, if applicable) have been received. The Merger shall become effective (and be consummated) at the date and time (the "Effective Time") specified in a notice (the "OCC Notice") to the Office of the Comptroller of the Currency (the "OCC") which will be filed by Buyer with the approval of the Company, which approval shall not be unreasonably withheld or delayed, such filing to occur immediately after the Closing is consummated. In the event that the parties fail to specify the date and time in the OCC Notice, the Merger shall become effective upon (and the "Effective Time" shall be) the time of the filing of the OCC Notice with the OCC.

      1.3 EFFECT OF THE MERGER. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of Buyer


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Subsidiary Bank and the Company and thereupon and thereafter,  all the property, rights,  privileges,  powers and franchises of each of Buyer Subsidiary Bank and
the  Company  shall  vest  in  the  Surviving   Corporation  and  the  Surviving
Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Buyer Subsidiary Bank and the Company and shall have succeeded to all of each of their relationships, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of Buyer Subsidiary Bank and the Company in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of Buyer Subsidiary Bank or the Company is a party shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of Buyer Subsidiary Bank or the Company if the Merger had not occurred.

      1.4 CONVERSION OF COMPANY COMMON STOCK.

            (a) At the Effective Time,  subject to the other  provisions of this
Section 1.4, Section 1.5, Section 1.8 and Section 2.2(e), each share of common stock, par value $5.00 per share, of the Company ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock held in the Company's treasury and (ii) shares of Company Common Stock held directly or indirectly by Buyer or the Company or any of their respective Subsidiaries (except for Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(b) hereof), shall by virtue of this Agreement and without any action on the part of the Company, Buyer or the holder thereof, cease to be outstanding and shall be converted into and become the right to receive, at the election of the holder thereof as provided in
Section 1.5, either:

                  (i) 0.9227 (the "Exchange Ratio") of a share of Buyer's common stock, no par value ("Buyer Common Stock"); or

                  (ii) cash in an amount equal to $12.06 (the "Per Share Cash Consideration").

            (b) At the Effective Time, (i) all shares of Company Common Stock that are owned by the Company as treasury stock and (ii) all shares of Company Common Stock that are owned directly or indirectly by Buyer or the Company or any of their respective Subsidiaries (other than shares of Company Common Stock
(x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties (any


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such shares,  and shares of Buyer Common Stock which are similarly held, whether held directly or indirectly by Buyer or the Company, as the case may be, being referred to herein as "Trust Account Shares") or (y) held by Buyer or the Company or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Company Common Stock, and shares of Buyer Common Stock which are similarly held, being referred to herein as "DPC Shares")), shall be canceled and shall cease to exist and no stock of Buyer or other consideration shall be delivered in exchange therefor. All shares of Buyer Common Stock that are owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Buyer.

            (c) On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") shall cease to have any rights as shareholders of the Company, except the right to receive the consideration set forth in this Article I for each such share held by them. The consideration which any one Company shareholder may receive pursuant to this Article I is referred to herein as the "Merger Consideration" and the consideration which all of the Company shareholders are entitled to receive pursuant to this Article I is referred to herein as the "Aggregate Merger Consideration".

           (d) Notwithstanding any provision herein to the contrary, if, between the date of the Existing Merger Agreement and the Effective Time, the shares of Buyer Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, appropriate adjustments shall be made to the Exchange Ratio.

      1.5 ELECTION PROCEDURES.

            (a) ALLOCATION. The allocation of the Aggregate Merger Consideration between cash and shares of Buyer Common Stock shall be determined pursuant to this Section 1.5.

            (b) RATIO OF BUYER COMMON STOCK TO CASH. Subject to Section 1.5(j), the number of shares of Company Common Stock to be converted into the right to receive the Per Share Cash Consideration in the Merger (the "Cash Election Number") shall be equal to 50% (the "Cash Percentage") of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time. Subject to Section 1.5(j), the number of shares of Company Common Stock to be converted into the right to receive Buyer Common Stock in the Merger (the "Stock Election Number") shall be equal to 50% (the "Stock Percentage") of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

            (c) ELECTIONS BY HOLDERS OF STOCK OR CASH. Subject to the allocation and election procedures set forth in this Section 1.5, each record holder immediately prior to the Effective Time of shares of Company Common Stock will be entitled (i) to elect to receive the Per Share Cash Consideration for a


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

portion of such holder's shares specified by such holder or all of such shares (each, a "Cash Election"), (ii) to elect to receive Buyer Common Stock for a portion of such holder's shares specified by such holder or all of such shares (each, a "Stock Election"), or (iii) to indicate that such record holder has no preference as to the receipt of cash or Buyer Common Stock for such shares (a "Non-Election"). In the event that any such holder makes elections which together cover more than 100% of the shares of Company Common Stock which such Person owns as of the Effective Time, such holder shall be deemed to have made a Stock Election with respect to 50% of such holder's shares and a Cash Election with respect to 50% of such holder's shares. In the event that any such holder makes elections which together cover less than 100% of the shares of Company Common Stock which such Person owns as of the Effective Time, such holder shall be deemed to have made a Non-Election with respect to the number of shares for which no Cash Election, Stock Election or Non-Election was made. All such elections shall be made on a form designed for that purpose (a "Form of Election") and in form and substance satisfactory to Buyer and the Company. Holders of record of shares of Company Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that each such Form of Election covers all the shares of Company Common Stock held by each Representative for a particular beneficial owner.

            (d) OVERSUBSCRIPTION FOR CASH ELECTION. If the aggregate number of shares of Company Common Stock covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, all shares of Company Common Stock covered by Stock Elections (the "Stock Election Shares") and all shares of Company Common Stock covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive Buyer Common Stock, and the Cash Election Shares shall be converted into the right to receive Buyer Common Stock and cash in the following manner:

                  (i) the Exchange Agent (as hereinafter defined) will select from among the holders of Cash Election Shares (other than Dissenting Shares), on a pro rata basis, a sufficient number of such shares ("Stock Designated Shares") such that the number of Stock Designated Shares will, when added to the number of Stock Election Shares and Non-Election Shares, be equal as closely as practicable to the Stock Election Number, and all Stock Designated Shares shall be converted into the right to receive Buyer Common Stock; and

                  (ii) the Cash Election Shares not so selected as Stock Designated Shares shall be converted into the right to receive cash.

            (e) OVERSUBSCRIPTION FOR STOCK ELECTION. If the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive cash, and all Stock Election Shares shall be converted into the right to receive Buyer Common Stock or the right to receive cash in the following manner:


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

                  (i) the Exchange Agent will select from among the holders of Stock Election Shares, on a pro rata basis, a sufficient number of such shares ("Cash Designated Shares") such that the number of Cash Designated Shares will, when added to the number of Cash Election Shares and Non-Election Shares, be equal as closely as practicable to the Cash Election Number, and all such Cash Designated Shares shall be converted into the right to receive cash; and

                  (ii) the Stock Election Shares not so selected as Cash Designated Shares shall be converted into the right to receive Buyer Common Stock.

            (f) SELECTION OF NON-ELECTION SHARES IF NO OVERSUBSCRIPTION. In the event that neither subparagraph (d) nor subparagraph (e) above is applicable, all Cash Election Shares shall be converted into the right to receive cash, all Stock Election Shares shall be converted into the right to receive Buyer Common Stock, and the Non-Election Shares shall be converted into either the right to receive Buyer Common Stock or the right to receive cash by random selection by the Exchange Agent so that the Stock Election Number and the Cash Election Number equal their respective percentages of the number of shares of Company Common Stock outstanding as closely as possible.

            (g) PROCEDURES FOR HOLDERS' ELECTIONS. Elections shall be made by holders of Company Common Stock by mailing to the Exchange Agent a Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent by the holder and accompanied by the certificates representing the shares of Company Common Stock as to which the election is being made (or properly completed, signed and submitted to the Exchange Agent by an appropriate bank or trust company in the United States or a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. (the "NASD")). Buyer will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted and to disregard immaterial defects in Forms of Election. The good faith decision of Buyer (or the Exchange Agent) in such matters shall be conclusive and binding, provided that Buyer (and the Exchange Agent) do not act unreasonably. Neither Buyer nor the Exchange Agent will be under any obligation to, but Buyer and the Exchange Agent may (if they choose to do so), notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 1.5 and all such computations shall be conclusive and binding on the holders of Company Common Stock, provided that the Exchange Agent does not act unreasonably.

            (h) FAILURE OF HOLDER TO ELECT. For the purpose hereof, a holder of Company Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline (as hereinafter defined) shall be deemed to have made a Non-Election. If Buyer or the Exchange Agent shall determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall, unless cured prior to the Election Deadline (as hereafter defined), be deemed to be of no force and


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

effect and the shareholder or Representative making such purported Cash Election or Stock Election shall, for purposes hereof, be deemed to have made a Non-Election.

            (i) MAILING OF  ELECTION  FORMS TO HOLDERS  AND  ELECTION  DEADLINE.
Buyer and the Company shall each use its best efforts to mail the Form of Election to all persons who are holders of record of Company Common Stock on the record date for the Company Shareholders' Meeting (as defined in Section 6.3) and who become holders of Company Common Stock during the period between the record date for the Company Shareholders' Meeting and 10:00 a.m. New York time, on at least the date fifteen calendar days prior to the anticipated Effective Time and to make the Form of Election available to all persons who become holders of Company Common Stock subsequent to such day and no later than the close of business on the Election Deadline. A Form of Election must be received by the Exchange Agent by the close of business on the third Business Day (as hereinafter defined) prior to the Closing (the "Election Deadline") in order to be effective. All elections will be irrevocable. The term "Business Day" shall mean Monday, Tuesday, Wednesday, Thursday and Friday, other than any such day on which Buyer Subsidiary Bank is not open for business.

            (j) INCREASE IN STOCK ELECTION NUMBER DUE TO TAX OPINION. If the Tax opinion referred to in Section 7.1(d) and to be delivered at the Closing (the "Tax Opinion") cannot be rendered (as reasonably determined by Lowenstein Sandler PC and as reasonably concurred in by McCarter & English) as a result of the Merger's potentially failing to satisfy continuity of interest requirements under applicable federal income Tax principles relating to reorganizations under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), then the Stock Percentage shall be automatically increased and the Cash Percentage shall be automatically decreased to the minimum extent necessary to enable the Tax Opinion to be rendered.

            (k) EXCHANGE AGENT PROCEDURES. The random selection process to be used by the Exchange Agent pursuant to subparagraph (f) of Section 1.5 will consist of drawing by lot or such other process (other than pro rata selection) as the Exchange Agent deems equitable and necessary to effect the allocations described in such subparagraph. The pro rata selection process to be used by the Exchange Agent pursuant to subparagraphs (d) and (e) of Section 1.5 shall consist of such equitable pro ration processes as shall be mutually determined by the Company and Parent. A selection will be disregarded if, as a consequence, the Stock Election Number or the Cash Election Number would be exceeded by more than 1,000 shares.

      1.6 STOCK OPTIONS. All options which may be exercised for issuance of Company Common Stock (each, a "Stock Option" and collectively the "Stock Options") are described in Section 1.6 of the Company Disclosure Schedule and are issued and outstanding pursuant to the Company's 1999 Incentive Stock Option Plan and the Company's 2004 Incentive Stock Option Plan (the "Company Stock Option Plans") and the agreements pursuant to which such Stock Options were granted (each, an "Option Grant Agreement"). True and complete copies of the Company's Stock Option Plans and all Option Grant Agreements relating to outstanding Stock Options have been delivered to Buyer. At the Effective Time,


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

each Stock Option which is outstanding and unexercised immediately prior thereto, whether or not then vested or exercisable, shall automatically be converted into an option to purchase Buyer Common Stock (a "New Option") as follows: (i) the number of shares of Buyer Common Stock covered by each New Option shall equal the number of shares of Company Common Stock covered by the corresponding Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and (ii) the exercise price for each New Option shall equal the exercise price of the corresponding Stock Option immediately prior to the Effective Time divided by the Exchange Ratio. In substantially all respects, the terms of each New Option shall otherwise be identical to the terms of the corresponding Stock Option in effect immediately prior to the consummation of the Merger, subject to any provisions in the Company Stock Option Plans which require acceleration of vesting as a result of the consummation of the Merger. In effecting such conversion, the aggregate number of shares of Buyer Common Stock to be subject to each New Option will be rounded up or down, if necessary, to the nearest whole share (with one-half being rounded up) and the aggregate exercise price shall be rounded up or down, if necessary, to the nearest whole cent (with one-half being rounded up). At the Effective Time, the Company Stock Option Plans shall be terminated. The adjustments provided herein with respect to any Stock Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in such manner as shall not cause a modification, extension or renewal of the Stock Options, within the meaning of
Section 424(a) of the Code. Prior to the Effective Time, the Company shall take or cause to be taken all actions required under the Company Stock Option Plans to provide for the foregoing. At the request of any holder of New Options, Buyer shall assist such holder in effecting cashless exercises of such New Options with third-party brokers in the same manner that Buyer assists holders of stock options granted by Buyer under its stock options plans to effect cashless exercises of such options with third-party brokers.

      1.7 BUYER COMMON STOCK. Except for shares of Buyer Common Stock owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares), which shall be converted into treasury stock of Buyer as contemplated by Section 1.4, the shares of Buyer Common Stock and shares of capital stock of Buyer Subsidiary Bank issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

      1.8 SHARES OF DISSENTING SHAREHOLDERS. Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock that are issued and outstanding as of the Effective Time and that are held by a shareholder who has properly exercised his appraisal rights (the "Dissenting Shares") under the National Bank Act, 12 U.S.C. Section 215a, shall not be converted into the right to receive the Merger Consideration unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, his, her or its right to dissent from the Merger under National Bank Act, 12 U.S.C. Section 215a, and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of National Bank Act, 12 U.S.C. Section 215a. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, each share of such holder's Company Common Stock shall thereupon be deemed to have been


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converted  into and to have  become,  as of the  Effective  Time,  the  right to receive, without any interest thereon, the Per Share Cash Consideration upon surrender of the Certificate or Certificates representing such Dissenting Shares. The Company shall give Buyer (i) prompt notice of any notice or demands for appraisal or payment for shares of Company Common Stock received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. The Company shall not, without the prior written consent of Buyer, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands. For purposes of determining how all shares other than Dissenting Shares are to be treated under Section 1.5, Dissenting Shares shall be deemed to be Cash Election Shares, provided that no Dissenting Shares shall be treated as Stock Designated Shares hereunder.

      1.9 ARTICLES OF ASSOCIATION At the Effective Time, the Articles of Association of Buyer Subsidiary Bank as they exist immediately prior to the Effective Time shall continue as the Articles of Association of the Surviving Corporation, as set forth in Exhibit A annexed hereto, until otherwise amended as provided by law; provided however, that Buyer Subsidiary Bank shall have the right, between the date of the Existing Merger Agreement and the Closing, to amend its Articles of Association in a manner that will not adversely affect the shareholders of the Company and upon the acceptance of such amendment by the OCC, the Articles of Association of Buyer Subsidiary Bank as so amended shall be substituted for Exhibit A.

      1.10 BY-LAWS. At the Effective Time, the By-Laws of Buyer Subsidiary Bank, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

      1.11 DIRECTORS AND OFFICERS. The directors and officers of Buyer Subsidiary Bank immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Articles of Association and By-Laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

      1.12 TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

      1.13 WITHHOLDING RIGHTS. Buyer shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from funds provided by the holder or from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock, the minimum amounts (if any) that Buyer is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Buyer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made by Buyer.

      1.14 CHANGES IN STRUCTURE. As executed by the parties, this Agreement contemplates the merger of the Company into Buyer Subsidiary Bank. In the event that (a) prior to the date on which the Proxy Statement (as defined in Section
3.4 hereof) is mailed to the Company's shareholders, Buyer proposes an alternative structure for the transactions contemplated hereby, and (b) such alternate structure does not adversely affect the Company's shareholders in any material respect, then the Company shall negotiate in good faith with Buyer and shall use commercially reasonable efforts to restructure the transactions contemplated hereby in accordance with such proposal.

      1.15 CAPITAL STOCK. As of September 30, 2004, Buyer Subsidiary Bank had capital of $2,000,000, divided into 400,000 shares of common stock, each without par value, $22,287,000 of surplus, and undivided profits of $45,925,000. As of September 30, 2004, the Company had capital of $9,898,000, divided into 2,078,727 shares of common stock, each of $5.00 par value, $5,977,000 of surplus, and $(4,157,000) of undivided profits. At the Effective Time, the amount of capital stock of the Surviving Corporation shall be $11,898,000, divided into 400,000 shares of common stock, each of no par value, and the Surviving Corporation shall have a surplus of $28,264,000 and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of Buyer Subsidiary Bank and the Company as stated in the preceding two sentences, adjusted however, for earnings and expenses and dividends declared and paid by Buyer Subsidiary Bank and the Company between September 30, 2004 and the Effective Time.


                                   ARTICLE II

                               EXCHANGE OF SHARES

      2.1 BUYER TO MAKE SHARES AVAILABLE. The Company and Buyer hereby appoint Registrar and Transfer Company (or such other transfer agent as Buyer shall designate in good faith) as the exchange agent (the "Exchange Agent") for purposes of effecting the conversion of Company Common Stock hereunder. At or prior to the Effective Time, Buyer shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing shares of Buyer Common Stock and cash in an amount sufficient to cover the Aggregate Merger Consideration (such cash and certificates for shares of Buyer Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of Company Common Stock.

      2.2 EXCHANGE OF SHARES.

            (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates who has not previously surrendered such Certificate or Certificates with a Form of

Election a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. The Company shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. After the Effective Time, upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Article I, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any cash constituting Merger Consideration (including cash to be paid in lieu of fractional shares) or on any unpaid dividends or distributions, if any, payable to holders of Certificates.

            (b) No dividends or other distributions declared after the Effective Time with respect to Buyer Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article
II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Buyer Common Stock, if any, represented by such Certificate.

            (c) If any certificate representing shares of Buyer Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

            (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for Merger Consideration as determined in accordance with Article I and this Article II.

            (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Buyer Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Buyer. In lieu of the issuance of any such fractional share, Buyer shall pay to each former shareholder of the Company who otherwise would be entitled to receive a fractional share of Buyer Common Stock an amount in cash determined by multiplying (i) the closing sale price of one share of Buyer Common Stock on the Nasdaq/National Market System on the Closing Date by (ii) the fraction of a share of Buyer Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.4.

            (f) Any portion of the Exchange Fund that remains unclaimed by the shareholders of the Company for six months after the Effective Time shall be paid to Buyer. Any shareholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Buyer for payment of the cash, shares of Buyer Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the Buyer Common Stock deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. None of Buyer, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Buyer, the posting by such person of a bond in such amount as Buyer may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the cash and/or shares of Buyer Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      References herein to the "Company Disclosure Schedule" shall mean all of the disclosure schedules, dated as of the date of the Existing Merger Agreement and referenced to the specific sections and subsections of the Existing Merger Agreement and this Agreement, which were delivered on the date of the Existing Merger Agreement by the Company to Buyer. Except as set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to Buyer as follows:

      3.1 CORPORATE ORGANIZATION.

            (a) The Company is a state-chartered commercial banking corporation duly organized and validly existing under the laws of the State of New Jersey.

The deposit accounts of the Company are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company does not have, and has never had, any Subsidiaries. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Company. On or before the date of the Existing Merger Agreement, the Company delivered to Buyer's counsel true and complete copies of the Certificate of Incorporation and By-laws of the Company. As used in this Agreement, the term "Material Adverse Effect" means, with respect to Buyer or the Company, as the case may be, a material adverse effect on (i) the business, assets, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (A) any change, effect, event or occurrence relating to the United States economy or financial or securities markets in general, (B) any change, effect, event or occurrence relating to the financial services industry to the extent not affecting the Buyer or the Company, as the case may be, to a materially greater extent than it affects other persons in industries in which such person competes, (C) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (D) any change in generally accepted accounting principles ("GAAP") or regulatory accounting principles applicable to commercial banks or their holding companies generally or (E) any action or omission of the Company or Buyer or any Subsidiary of either of them taken with the prior written consent of Buyer (in the case of acts or omissions of the Company) or the Company (in the case of acts or omissions of Buyer and its Subsidiaries) or (ii) the ability of such party and its Subsidiaries to consummate the transactions contemplated hereby.

            (b) The minute books of the Company contain true and correct records of all meetings and other corporate actions held or taken since December 31, 1999 of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

            (c) Except as set forth in Section 3.1(c) of the Company Disclosure Schedule, the Company does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity except for shares held by the Company in a fiduciary or custodial capacity in the normal course of its business (which, except as disclosed in Section 3.1(c) of the Company Disclosure Schedule, do not in the aggregate constitute more than 5% of the voting shares or interests in any such corporation, company, association, partnership, joint ventures or other entity) and except that which the Company holds pursuant to satisfaction of obligations due to the Company and which are disclosed in Section 3.1(c) of the Company Disclosure Schedule. The Company owns no real estate, except real estate used for its banking premises or acquired pursuant to satisfaction of obligations due to the Company. All such real estate is listed on Section 3.1(c) of the Company Disclosure Schedule.

      3.2 CAPITALIZATION.

            (a) The authorized capital stock of the Company consists of Five Million (5,000,000) shares of Company Common Stock and no shares of preferred stock. As of the date of the Existing Merger Agreement, there were 2,078,727 shares of Company Common Stock outstanding, and no shares of Company Common Stock held by the Company as treasury stock. As of the date of the Existing Merger Agreement, there were (i) no shares of Company Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise except for 179,639 shares of Company Common Stock reserved for issuance pursuant to the Company Stock Option Plans and described in Section 3.2(a) of the Company Disclosure Schedule. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as referred to above or reflected in
Section 3.2(a) of the Company Disclosure Schedule, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or any other equity security of the Company. The names of the optionees, the date of each option to purchase Company Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Company Stock Option Plans are set forth in Section 3.2(a) of the Company Disclosure Schedule.

            (b) As of the date of the Existing Merger Agreement, the parties to the Shareholders' Agreement owned of record or beneficially a total of 574,335 shares of Company Common Stock.

            (c) Section 3.2(c) of the Company Disclosure Schedule sets forth the number of shares of Company Common Stock beneficially owned (computed in accordance with Rule 13d-3 of the Securities and Exchange Commission) by each of the members of the Board of Directors of the Company and by each executive officer of the Company.

      3.3 AUTHORITY; NO VIOLATION.

            (a) The Company has full corporate power and authority to execute and deliver this Agreement and, subject to (x) the parties' obtaining (i) all bank regulatory approvals required to effectuate the Merger and (ii) the other approvals listed in Section 3.4 and (y) the approval of the Company's shareholders as contemplated herein, to consummate the transactions contemplated hereby. To the Company's knowledge, each party to the Shareholders' Agreement (other than Buyer) has full power and authority to execute and deliver the

Shareholders' Agreement and to perform such party's obligations thereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's shareholders for approval at a meeting of such shareholders and, except for the adoption of this Agreement by the requisite vote of the Company's shareholders, no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Buyer and Buyer Subsidiary Bank) this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

            (b) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of the Company, or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained and except as set forth in
Section 3.3(b) of the Company Disclosure Schedule, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company, or any of their respective properties or assets, or
(y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to (x) and (y) above, such as individually or in the aggregate will not have a Material Adverse Effect on the Company.

      3.4 CONSENTS AND APPROVALS. Except for (a) the filing of applications and notices, as applicable, with the FDIC and Federal Reserve Board and approval of such applications and notices, (b) the filing of applications and notices, as applicable, with the Commissioner of Banking of the State of New Jersey (the "Commissioner") and approval of such applications and notices, (c) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in definitive form relating to the meeting of the Company's shareholders (and, if determined by the Buyer to be necessary, the meeting of the Buyer's shareholders) to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement") and the filing and declaration of effectiveness of the registration statement on Form S-4 (the "S-4") in which the Proxy Statement will be included as a prospectus, (d) the approval of this
Agreement by the requisite vote of the shareholders of the Company, (e) the filing of the OCC Notice, (f) approval of the listing of the Buyer Common Stock to be issued in the Merger on the Nasdaq/NMS, (g) such filings as shall be required to be made with any applicable state securities bureaus or commissions,
(h) such consents, authorizations, approvals or exemptions under the Environmental Laws (as defined in Section 3.17) and notices and filings with the Internal Revenue Service (the "IRS") or the Pension Benefit Guaranty Corporation (the "PBGC") with respect to employee benefit plans as are described in Section
3.4 of the Company Disclosure Schedule and (i) such other filings, authorizations or approvals as may be set forth in Section 3.4 of the Company Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (1) the execution and delivery by the Company of this Agreement or (2) the consummation by the Company of the Merger and the other transactions contemplated hereby.

      3.5 REPORTS. The Company has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1999 with (i) the Commissioner, (ii) the FDIC and (iii) any other Governmental Entity that regulates the Company (collectively with the Commissioner and the FDIC, the "Company Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by the Company Regulatory Agencies in the regular course of the business of the Company, and except as set forth in Section 3.5 of the Company Disclosure Schedule, no Company Regulatory Agency has initiated any proceeding or, to the knowledge of the Company, investigation into the business or operations of the Company since December 31, 1999. There is no unresolved violation, criticism, or exception by any Company Regulatory Agency with respect to any report or statement relating to any examinations of the Company.

      3.6 FINANCIAL STATEMENTS.

            (a) On or before to the date of the Existing Merger Agreement, the Company made available to Buyer copies of (a) the statements of financial condition of the Company as of December 31, 2002 and 2003, and the related statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 2001, 2002 and 2003, in each case accompanied by the audit report of Grant Thornton LLP, independent public accountants with respect to the Company, and the notes related thereto; and (b) the statements of financial condition of the Company as of September 30, 2003 and 2004, and the related statements of income and cash flows of the Company for the nine months ended September 30, 2003 and 2004 (the financial statements referenced in clauses (a) and (b), the "Company Financial Statements"). Grant Thornton LLP is independent with respect to the Company to the extent required by Regulation S-X of the SEC. The statements of financial condition of the Company (including the related notes, where applicable) included within the Company Financial

Statements fairly present, and the statements of financial condition of the Company (including the related notes, where applicable) to be filed with the SEC pursuant to this Agreement will fairly present, the financial position of the Company as of the dates thereof, and the statements of income, changes in shareholders' equity and cash flows (including the related notes, where applicable) included within the Company Financial Statements fairly present, and the statements of income, changes in shareholders' equity and cash flows of the Company (including the related notes, where applicable) to be filed with the SEC pursuant to this Agreement will fairly present, the results of the operations and financial position of the Company for the respective fiscal periods therein set forth; each of the Company Financial Statements (including the related notes, where applicable) complies, and each of such financial statements (including the related notes, where applicable) to be filed with the SEC pursuant to this Agreement will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, including without limitation Regulation S-X; and each of the Company Financial Statements (including the related notes, where applicable) has been, and each of such financial statements (including the related notes, where applicable) to be filed with the SEC pursuant to this Agreement will be, prepared in accordance with GAAP consistently applied during the periods involved, except, in the case of unaudited statements, as permitted by the SEC with respect to financial statements included on Form 10-Q. The books and records of the Company have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

            (b) Except as and to the extent reflected, disclosed or reserved against in the Company Financial Statements (including the notes thereto), as of December 31, 2003 the Company did not have any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition of the Company which were required to be so disclosed under GAAP. Since December 31, 2003, the Company has not incurred any liabilities except in the ordinary course of business consistent with past practice, except as specifically contemplated by this Agreement.

            (c) Since December 31, 2003, there have been no significant changes in the internal controls utilized by the Company with respect to their financial records (the "Internal Controls") or in other factors that could significantly affect the Internal Controls, including any corrective actions with regard to significant deficiencies and material weaknesses. There are no significant deficiencies in the design or operation of the Internal Controls which could adversely affect the ability of the Company to record, process, summarize and report financial data and there are no material weaknesses in the Internal Controls. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in preparing the Company's financial statements.

      3.7 BROKER'S AND OTHER FEES. Neither the Company nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that the Company has engaged, and will pay a fee or commission to, Keefe Ventures, LLC and The

Kafafian Group (the "Firms") in accordance with the terms of letter agreements between the Firms and the Company, true and correct copies of which has been previously made available by the Company to Buyer. Other than fees payable to its attorneys and accountants (the names and terms of retention of which are set forth in Section 3.7 of the Company Disclosure Schedule) and the fees payable to the Firms (as set forth in the above-mentioned letter agreements), there are no fees payable by the Company to its financial advisors, attorneys or accountants, in connection with this Agreement or the transactions contemplated hereby or which would be triggered by consummation of the Merger or the termination of the services of such advisors, attorneys or accountants by the Company.

      3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS.

            (a) Except as set forth in Section 3.8(a) of the Company Disclosure Schedule, since December 31, 2003, the Company has carried on its business in the ordinary course consistent with past practices.

            (b) Except as set forth in Section 3.8(b) of the Company Disclosure Schedule, since December 31, 2003, the Company has not (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any current or former executive officer, employee, or director from the amount thereof in effect as of December 31, 2003 (which amounts have been previously disclosed to Buyer), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus (except for salary increases and bonus payments made in the ordinary course of business consistent with past practices following the date of the Existing Merger Agreement), (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance, (iii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, (iv) had any union organizing activities or (v) entered into, or amended, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former executive officer, employee, or director.

            (c) Except as set forth in Section 3.8(c) of the Company Disclosure Schedule or as expressly contemplated by this Agreement, the Company did not take or permit any of the actions set forth in Section 5.1 between December 31, 2003 and the date of the Existing Merger Agreement and, during that period, the Company conducted its business only in the ordinary course, consistent with past practice.

            (d) Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as set forth in
Section 3.8(d) of the Company Disclosure Schedule, since December 31, 2003, there has not been:

                  (i) any act, omission or other event which has had a Material Adverse Effect on the Company, including, but not limited to, any Material Adverse Effect arising from or relating to fraudulent or unauthorized activity,

                  (ii) any issuance of Company Stock Options or restricted shares of Company Common Stock (in any event, identifying in Section 3.8(d) of the Company Disclosure Schedule the issue date, exercise price and vesting schedule, as applicable, for issuances since December 31, 2003),

                  (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock,

                  (iv) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, except for issuances of Company Common Stock upon the exercise of Company Stock Options awarded prior to the date of the Existing Merger Agreement in accordance with their present terms,

                  (v) (A) any granting by the Company to any current or former director, executive officer or other employee of any increase in compensation, bonus or other benefits, except for increases to then current employees who are not directors or executive officers that were made in the ordinary course of business consistent with past practice, (B) any granting by the Company to any such current or former director, executive officer or employee of any increase in severance or termination pay, or (C) any entry by the Company into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or any employee,

                  (vi) except insofar as may have been required by a change in GAAP or regulatory accounting principles, any change in accounting methods, principles or practices by the Company affecting its assets, liabilities or business, including, without limitation, any reserving, renewal or residual method, or estimate of practice or policy,

                  (vii) any Tax election or change in any Tax election, amendment to any Tax Return (as defined in Section 3.10(e)), closing agreement with respect to Taxes, or settlement or compromise of any income Tax liability by the Company,

                  (viii)  any  material   change  in   investment   policies  or
practices, or

                  (ix) any agreement or commitment (contingent or otherwise) to do any of the foregoing.

      3.9 LEGAL PROCEEDINGS.

            (a) Except as set forth in Section 3.9(a) of the Company Disclosure Schedule, the Company is not a party to any, and there are no pending or, to the Company's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any material nature against the Company or challenging the validity or propriety of the transactions contemplated by this Agreement.

            (b) Except as set forth in Section 3.9(b) of the Company Disclosure Schedule, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Company or the assets of the Company, other than any such injunction, order, judgment, decree, or regulatory restriction which would not have a Material Adverse Effect upon the Company.

      3.10 TAXES.

            (a) Except where a failure to file Tax Returns, a failure of any such Tax Return to be complete and accurate in any respect or the failure to pay any Tax, individually or in the aggregate, would not have a Material Adverse Effect on the Company, (i) the Company has duly filed all Tax Returns required to be filed by it; (ii) all such filed Tax Returns are complete and accurate in all respects, and (iii) the Company has duly and timely paid all Taxes (as defined below) that are required to be paid by it, except with respect to matters contested in good faith in appropriate proceedings and disclosed to Buyer in writing. The Company has established as of September 30, 2004, on its books and records reserves in accordance with GAAP consistently applied that are adequate in the opinion of management of the Company for the payment of all federal, state and local Taxes not yet due and payable, but are incurred in respect of the Company through such date. The Company has not waived any statute of limitations with respect to any material Taxes or, to the extent related to such Taxes, agreed to any extension of time with respect to a Tax assessment or deficiency, in each case to the extent such waiver or agreement is currently in effect. Except as set forth in Section 3.10(a) of the Company Disclosure Schedule, the federal, state, local income, franchise, sales and use Tax Returns of the Company have been examined by the IRS or the appropriate state, local or foreign Tax authority (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There is no action, suit, investigation, audit, claim or assessment pending or proposed or, to the knowledge of the Company, threatened, with respect to Taxes of the Company. To the knowledge of the Company, no claim has ever been made by a Tax authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction. The Company does not have any material liability for any Taxes of any person or entity, other than the Company, under Treasury Regulation Section 1.1502-6 or any comparable provision of state, local, or foreign law, as a transferee or successor, by contract or otherwise. The Company has made available to Buyer true and correct copies of the United States federal, state, local and foreign income Tax Returns filed by the Company for taxable years ended after December 31, 1999 and before the date of the Existing Merger Agreement.

            (b) Except as set forth in Section 3.10(b) of the Company Disclosure Schedule, the Company (i) has not requested any extension of time within which to file any Tax Return which Tax Return has not since been filed, (ii) is not a party to any agreement providing for the allocation or sharing of Taxes, (iii) is not required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by the Company (nor does the Company have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or has any application pending with the IRS or any other Tax authority requesting permission for any change in accounting method, (iv) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply, (v) has not issued or assumed any obligation under Section 279 of the Code, any high yield discount obligation as described in Section 163(f)(1) of the Code or any registration-required obligation within the meaning of Section 163(f)(2) of the Code that is not in registered form, (vi) is not, or has not been during the applicable period specified in section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, (vii) is not or has not been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing consolidated United States federal income Tax Returns (other than such a group the common parent of which is or was the Company), and (viii) has not been a party to any distribution occurring during the last three years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code (or any similar provision of state, local or foreign law) applied.

            (c) Except as set forth in Section 3.10(c) of the Company Disclosure Schedule, no officer, director, employee or agent (or former officer, director, employee or agent) of the Company is entitled to now, or will or may be entitled to as a consequence of this Agreement or the Merger or otherwise, to any payment or benefit from the Company or from Buyer or any of its Subsidiaries which if paid or provided would constitute an "excess parachute payment", as defined in
Section 280G of the Code or regulations promulgated thereunder.

            (d) The Company (i) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes from the wages or salaries of employees and independent contractors,
(ii) has paid over to the proper governmental authorities all amounts required to be so withheld and (iii) is not liable for any Taxes for failure to comply with such laws, rules and regulations.

            (e) For the purposes of this Agreement, (i) the term "Taxes" shall include any of the following imposed by or payable to any Governmental Entity: any income, gross receipts, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), capital stock, franchise, profits, withholding, social security (or similar Tax), unemployment, disability, real property, personal property, sales, use, transfer, registration, or value added Tax, any alternative or add-on minimum Tax, any estimated Tax, and any levy, impost, duty, assessment or withholding, in each case including any interest, penalty, or addition thereto, whether or not disputed; and (ii) the term "Tax Return" shall mean any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, to be filed (whether on a mandatory or elective basis) with any Governmental Entity responsible for the collection or imposition of Taxes.

      3.11 EMPLOYEE BENEFITS.

            (a) Except as disclosed in Section 3.11(a) of the Company Disclosure Schedule, neither the Company nor any ERISA Affiliate (as defined herein) maintains or contributes to any "employee pension benefit plan", within the meaning of section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("the Company Pension Plans"), "employee welfare benefit plan", within the meaning of Section 3(l) of ERISA (the "Company Welfare Plans"), stock option plan, stock purchase plan, stock appreciation right plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement, whether formal or informal, written or unwritten, (the plans, programs and arrangements identified in Section 3.11(a) of the Company Disclosure Schedule being collectively referred to as the "Company Benefit Plans"). The Company has never had an obligation to contribute to any "multiemployer plan", within the meaning of sections 3(37) and 4001(a)(3) of ERISA. As used herein, "ERISA Affiliate" means any entity required to be aggregated with the Company under Section 414(b), (c), (m) or (o) of the Code or
Section 4001 of ERISA.

            (b) On or before the date of the Existing Merger Agreement, the Company delivered to Buyer a complete and accurate copy of each of the following with respect to each of the Company Pension Plans and the Company Welfare Plans:
(i) plan document, summary plan description, and summary of material modifications (or, if not available or unwritten, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) three most recent actuarial reports, if any; and (v) three most recent annual reports on Form 5500, including any schedules and attachments thereto.

            (c) At December 31, 2003, the fair value of plan assets of the Company Pension Plans subject to Title IV of ERISA exceeds the then projected benefit obligation of each of the Company Pension Plans based upon the actuarial assumptions used for purposes of the preparation of the Company Financial Statements for the year ended December 31, 2003.

            (d) During the last five years, the PBGC has not asserted any claim for liability against the Company which has not been paid in full.

            (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each Company Pension Plan have been paid. All contributions required to be made to each Company Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of the Company which have not been paid have been properly recorded on the books of the Company.

            (f) Except as disclosed in Section 3.11(f) of the Company Disclosure Schedule, each of the Company Pension Plans, the Company Welfare Plans and each other plan and arrangement identified in Section 3.11(a) of the Company Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, except as disclosed in Section 3.11(f) of the Company Disclosure Schedule, the IRS has issued a favorable determination letter with respect to each of the Company Pension Plans and, except as disclosed in Section 3.11(f) of the Company Disclosure Schedule, no fact or circumstance exists which could disqualify any such plan that could not be retroactively corrected (in accordance with the procedures of the IRS). No event has occurred and no condition exists that could subject the Company or the fund of any Company Benefit Plan to an excise Tax or penalty, whether by indemnity or otherwise.

            (g) Except as disclosed in Section 3.11(g) of the Company Disclosure Schedule, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or 406 of ERISA, has occurred with respect to any of the Company Welfare Plans or the Company Pension Plans.

            (h) None of the Company Pension Plans or any trust created thereunder has been terminated, nor have there been any "reportable events" within the meaning of Section 4043(b) of ERISA, with respect to any of the Company Pension Plans.

            (i) No  "accumulated  funding  deficiency",  within  the  meaning of
Section 412 of the Code and Section 302 of ERISA, has been incurred with respect to any of the Company Pension Plans.

            (j) Except as disclosed in Section 3.11(j) of the Company Disclosure Schedule, there are no pending, or, to the best knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of, or against any, of the Company Pension Plans or the Company Welfare Plans, any trusts related thereto or any other plan or arrangement identified in any subsection of Section 3.11 of the Company Disclosure Schedule. No assets of the Company are subject to any lien under Section 412 of the Code.

            (k) Except as disclosed in Section 3.11(k) of the Company Disclosure Schedule, no Company Pension Plan or Company Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law, or (ii) death benefits under any Company Pension Plan.

            (l) There are no unfunded benefits obligations which are not accounted for by reserves shown in the Company Financial Statements and established under GAAP, or otherwise noted on the Company Financial Statements. All contributions required to have been made or remitted and all expenses required to have been paid by the Company with respect to any Company Benefit Plan or under ERISA or the Code have been paid within the time prescribed by such Plan, ERISA or the Code. All contributions with respect to each Company Benefit Plan have been currently deductible under the Code when made.

            (m) With respect to each Company Pension Plan and Company Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of the Company as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

            (n) Neither the Company nor any ERISA Affiliates has announced to employees, former employees or directors an intention to create, or has otherwise created, a legally binding commitment to adopt any additional Company Benefit Plans which are intended to cover employees or former employees of the Company or any ERISA Affiliates or to amend or modify any existing Company Benefit Plan which covers or has covered employees or former employees of the Company or any ERISA Affiliate.

            (o) No Company Pension Plan subject to Title IV of the Code has been terminated, and no filing of or notice of intent to terminate or initiation by the PBGC to terminate has occurred. In addition, there has not been, nor is there likely to be, a partial termination of a Company Pension Plan within the meaning of Section 411(d)(3) of the Code.

            (p) With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company, or any ERISA Affiliate could be subject to any liability (other than a liability to pay benefits thereunder) under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable law, whether by way of indemnity or otherwise.

      3.12 COMPANY INFORMATION.

            (a) The information relating to the Company to be contained in the Proxy Statement, as of the date the Proxy Statement is mailed to shareholders of the Company (and, if applicable, the date on which the Proxy Statement is mailed to shareholders of the Company), and up to and including the date of the meeting of shareholders of the Company to which such Proxy Statement relates (and, if applicable, the date of the meeting of shareholders of the Buyer to which such Proxy Statement may relate), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Buyer or any of its Subsidiaries) will comply with the provisions of the Exchange Act and the rules and regulations thereunder.

            (b) The information relating to the Company to be contained in the Company's applications to the FDIC and the Commissioner will be accurate in all material respects.

      3.13 COMPLIANCE WITH APPLICABLE LAW.

            (a) GENERAL.  Except as set forth in Section  3.13(a) of the Company
Disclosure Schedule, the Company holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to each such item, and the Company has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to the Company (other than where such defaults or non-compliance will not, alone or in the aggregate, have a Material Adverse Effect on the Company) and except as disclosed in Section 3.13(a) of the Company Disclosure Schedule, the Company has not received notice of violation of, and does not know of any such violations of, any of the above other than where such violations will not, alone or in the aggregate, have a Material Adverse Effect on the Company.

            (b) CRA. Without limiting the foregoing, the Company has complied in all material respects with the Community Reinvestment Act ("CRA") and the Company has no reason to believe that any person or group would object successfully to the consummation of the Merger due to the CRA performance of or rating of the Company. Except as listed in Section 3.13(b) of the Company Disclosure Schedule, no person or group has materially and adversely commented in writing to the Company in a manner requiring recording in a file of CRA communications upon the CRA performance of the Company.

3.14  CERTAIN CONTRACTS.

            (a) Except as disclosed in Section 3.14(a) of the Company Disclosure Schedule (i) the Company is not a party to or bound by any contract or understanding  (whether  written or oral)  with  respect  to the  employment  or termination of any present or former officers, employees, directors or consultants. The Company has delivered to Buyer true and correct copies of all employment agreements and termination agreements with officers, employees, directors, or consultants to which the Company is a party or is bound.

            (b) Except as disclosed in Section 3.14(b) of the Company Disclosure Schedule, (i) as of the date of the Existing Merger Agreement, the Company was not a party to or bound by any commitment, agreement or other instrument which is material to the results of operations or financial condition of the Company,
(ii) no commitment, agreement or other instrument to which the Company is a party or by which it is bound limits the freedom of the Company to compete in any line of business or with any person, and (iii) the Company is not a party to any collective bargaining agreement. For purposes of subparagraph (i) above, any contract with a remaining term of greater than one (1) year or involving the payment of more than $10,000 (other than contracts governing banking transactions in the ordinary course of business consistent with past practice) shall be deemed material.

            (c) Except as disclosed in Section 3.14(c) of the Company Disclosure Schedule, neither the Company, nor to the best knowledge of the Company, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which the Company will be the creditor) or arrangement to which the Company is a party, except for defaults which individually or in the aggregate would not have a Material Adverse Effect on the Company.

            (d) Except as set forth in Section 3.14(d) of the Company Disclosure Schedule, neither the entering into of this Agreement nor the consummation of the transactions contemplated hereunder will cause the Company or Buyer to become obligated to make any payment of any kind to any party, including but not limited to, any termination fee, breakup fee or reimbursement fee, pursuant to any agreement or understanding between the Company and such party, other than the payments contemplated by this Agreement.

            (e) Except as set forth in Section 3.14(e) of the Company Disclosure Schedule, the Company is not a party to or bound by any contract (whether written or oral) (i) with respect to the employment of any directors or independent contractors, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from Buyer, the Company, the Surviving Corporation or any of their respective Subsidiaries to any director or consultant thereof.

(f) Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, the Company is not a party to or bound by any contract (whether written or oral) which (i) is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 30 days or less notice involving the payment of more than $25,000 per annum, or (v) which materially restricts the conduct of any line of business by the Company.

            (g) Section 3.14(g) of the Company Disclosure Schedule contains a schedule showing the good faith estimated present value as of September 30, 2004 of the monetary amounts payable (including any Tax indemnification payments in respect of income and/or excise taxes) and identifying the in-kind benefits due under any plan other than a Tax-qualified plan for each director of the Company and each officer of the Company with the position of vice president or higher, specifying the assumptions in such schedule.

Each contract, arrangement, commitment or understanding of the type described in this Section 3.14, whether or not set forth in Section 3.14 of the Company

Disclosure Schedule, is referred to herein as a "Company Contract". On or before the date of the Existing Merger Agreement, the Company delivered or made available to Buyer true and correct copies of each Company Contract.

      3.15 AGREEMENTS WITH REGULATORY  AGENCIES.  Except as set forth in Section
3.15 of the Company Disclosure Schedule, the Company is not subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 3.15 of the Company Disclosure Schedule, a "Regulatory Agreement"), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has the Company been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

      3.16 PROPERTIES AND INSURANCE.

            (a) The Company has good and marketable title free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests to all of the properties and assets, real and personal, tangible or intangible, which are reflected on the consolidated statement of financial condition of the Company as of September 30, 2004 or acquired after such date, except (i) liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business consistent with past practice, (iii) such imperfections of title, easements and encumbrances, if any, as do not interfere with the use of the respective property as such property was used as of the date of the Existing Merger Agreement, (iv) for dispositions and encumbrances of, or on, such properties or assets in the ordinary course of business consistent with prior practice and which do not detract materially from the value thereof and (v) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar liens and encumbrances arising in the ordinary course of business consistent with prior practice and which do not detract materially from the value thereof. All leases pursuant to which the Company, as lessee, leases real or personal property are valid and enforceable in accordance with their respective terms and neither the Company nor, to the knowledge of the Company, any other party thereto, is in default thereunder in any material respect. All material tangible properties of the Company are in good state of maintenance and repair, reasonable wear and tear excepted, conform in all material respects with all applicable ordinances, regulations and zoning laws and are considered by the Company to be adequate for the current business of the Company.

            (b) Section 3.16(b) of the Company Disclosure Schedule lists all policies of insurance covering business operations and all insurable properties and assets of the Company showing all risks insured against, in each case under valid, binding and enforceable policies or bonds, with such amounts and such deductibles as are specified. As of the date of the Existing Merger Agreement and except as disclosed in Section 3.16 of the Company Disclosure Schedule, the

Company had not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or notice of default under any such policy or bond, no coverage thereunder was being disputed and all material claims thereunder had been filed in a timely fashion. Section 3.16(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all primary and excess insurance coverage held by the Company currently or at any time during the past three years. Copies of all insurance policies reflected on such list have been made available to Buyer prior to the date of the Existing Merger Agreement and will be furnished to Buyer promptly after a written request therefor.

            (c) Section 3.16(c) of the Company Disclosure Schedule separately identities (i) all real estate leased by the Company and (ii) all real estate owned by the Company. On or before the date of the Existing Merger Agreement, the Company furnished to Buyer copies of all leases pursuant to which such real estate is leased by the Company and copies of all deeds, affidavits of title, surveys and title policies relating to any real estate owned by the Company. The Company does not lease any real estate to any third-party.

            (d) Section 3.16(d) of the Company Disclosure Schedule sets forth an accurate and complete description of any key man life insurance owned by the Company on the lives of any of the Company's executives or directors.

      3.17 ENVIRONMENTAL MATTERS. Except as set forth in Section 3.17 of the Company Disclosure Schedule:

            (a) The Company, each of the Participation Facilities (as hereinafter defined) and, to the knowledge of the Company, the Loan Properties (as hereinafter defined), are in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined), including common law, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials (as hereinafter defined) in the environment or workplace ("Environmental Laws").

            (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of the Company, threatened, before any Governmental Entity or other forum in which the Company, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by the Company, any Participation Facility or any Loan Property;

            (c) To the knowledge of the Company, during the period of (x) the Company's ownership or operation of any of their respective current or former properties, (y) the Company's participation in the management of any Participation Facility, or (z) the Company's interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of the Company, prior to the period of (x) the Company's ownership or operation of any of their respective current or former properties, (y) the Company's participation in the management of any Participation Facility, or (z) the Company's interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property.

            (d) The following definitions apply for purposes of this Section 3.17: (w) "Hazardous Materials" means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials,
(x) "Loan Property" means any property in which the Company holds a security interest, and, where required by the context, said term means the owner or operator of such property; (y) "Participation Facility" means any facility in which the Company participates in the management and, where required by the context, said term means the owner or operator of such property; and (z) "Environmental Laws" means all federal, state and local laws governing environmental matters, including, but not limited to, the Comprehensive
Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.9601 et seq., ("CERCLA"), the Hazardous Material Transportation Act, 49 U.S.C. ss.1801 et seq., the Solid Waste Disposal Act including the Resource Conservation and Recovery Act, of 1976, 42 U.S.C. ss.6901 et seq. ("RCRA"), Clean Water Act, 33 U.S. C. ss.1251 et seq., the Clean Air Act, 42 U.S.C. ss.7401 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.136 et seq., the Emergency Planning and Right-To-Know Act of 1986, 42 U.S.C. ss.11001 et seq., the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10A-23.11, et seq. ("Spill Act"); the New Jersey Water Pollution Control Act, N.J.S.A. 58: 10A-1 et seq.; the New Jersey Air Pollution Control Act, N.J.S.A. 26:2C-1, et seq. as in effect and amended, and all other applicable federal, state, municipal, county and local laws and ordinances, and the rules and regulations promulgated thereunder, and any applicable provisions of common law and civil law providing for any remedy or right of recovery or right of injunctive relief with respect to Environmental Matters, as these laws, ordinances, rules and regulations were in the past or are in effect; and (z) "Environmental Matters" means all matters, conditions, liabilities, obligations, damages, losses, claims, requirements, prohibitions, and restrictions arising out of or relating to the environment, safety, or sanitation, or the production, storage, handling, use, emission, release, discharge, dispersal, or disposal of any substance, product or waste which is hazardous or toxic or which is regulated by any Environmental Law whatsoever..

      3.18 OPINION. Prior to the execution of the Existing Merger Agreement, the Company received an opinion from The Kafafian Group to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration is fair to the shareholders of the Company from a financial point of view. A copy of such opinion has been provided to Buyer.

      3.19 INDEMNIFICATION. Except as provided in the Company Contracts or the Certificate of Incorporation or By-laws of the Company, the Company is not a party to any indemnification agreement with any of its present or former directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of the Company (a "Covered Person"), and, to the best knowledge of the Company, there are no claims for which any Covered Person would be entitled to indemnification under the Certificate of Incorporation or By-laws of the Company, applicable law or regulation or any indemnification agreement.

      3.20 LOAN PORTFOLIO.

            (a) With respect to each loan owned by the Company in whole or in part (each, a "Loan"), to the best knowledge of the Company:

                  (i) the  note  and the  related  security  documents  are each
legal,  valid  and  binding   obligations  of  the  maker  or  obligor  thereof,
enforceable against such maker or obligor in accordance with their terms;

                  (ii) neither the Company nor any prior holder of a Loan has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                  (iii) the Company is the sole holder of legal and beneficial title to each Loan (or the Company's applicable participation interest, as applicable), except as otherwise referenced on the books and records of the Company;

                  (iv) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                  (v) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property which serves as security for a Loan, except as otherwise referenced on the books and records of the Company;

                  (vi)  there  is  no  pending  or   threatened   litigation  or
proceeding relating to the property which serves as security for a Loan; and

                  (vii)  with   respect  to  a  Loan  held  in  the  form  of  a
participation, the participation documentation is legal, valid, binding and enforceable.

            (b) Except as set forth in Section 3.20 of the Company Disclosure Schedule, the Company is not a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), under the terms of which the obligor was, as of December 31, 2003, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loans with any director, executive officer or five percent or greater shareholder of the Company, or to the knowledge of the Company, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 3.20 of the Company Disclosure Schedule sets forth (i) all of the Loans of the Company that as of the date of the Company's most recent bank examination, were classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans", "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of the Company that as of September 30, 2004 were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category and (iii) each asset of the Company that as of September 30, 2004, was classified as "Other Real Estate Owned" and the book value thereof.

            (c) As of December 31, 2003, the allowance for loan losses in the Company Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute such allowance complies in all material respects with GAAP (consistently applied) and all applicable policies of the Company Regulatory Agencies. As of December 31, 2003, the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) in the Company Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) complies in all material respects with GAAP (consistently applied) and all applicable policies of the Company Regulatory Agencies.

      3.21 REORGANIZATION. The Company has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

      3.22 RELATED PARTY TRANSACTIONS. Except as set forth in Section 3.22 of the Company Disclosure Schedule, since January 1, 2003, the Company has not engaged in any transaction with an officer, director or shareholder of the Company of the type which would be required to be disclosed pursuant to Item 404 of Rule S-K of the Securities and Exchange Commission if the Company were subject to such Item.

      3.23 INVESTMENT SECURITIES; BORROWINGS; DEPOSITS.

            (a)  Except  for  investments  in  Federal  Home Loan Bank Stock and pledges to secure Federal Home Loan Bank borrowings and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of
business   consistent  with  past  practice  and  restrictions  that  exist  for securities to be classified as "held to maturity," none of the investment securities held by the Company is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

            (b) The Company is not a party to or has agreed to enter into an exchange-traded or over the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the face of the Company Financial Statements and is a derivative contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with past practice, consistent with regulatory requirements and listed (as of the date of the Existing Merger Agreement) in Section 3.23(b) of the Company Disclosure Schedule.

            (c) Set forth in Section 3.23(c) of the Company Disclosure Schedule is a true and correct list of the borrowed funds (excluding deposit accounts) of the Company as of September 30, 2004.

            (d) Except as set forth in Section 3.23(d) of the Company Disclosure Schedule, none of the deposits of the Company is a "brokered" deposit.

      3.24 DISCLOSURE. No representation or warranty contained in Article III of this Agreement or in the Company Disclosure Schedules contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements in Article III not misleading.

      3.25 EMPLOYEES; EMPLOYMENT MATTERS.

            (a) Section 3.25(a) of the Company Disclosure Schedule lists the names and titles of, and current annual compensation and most recent annual bonus for, each current employee of the Company, together with a description of any agreements concerning such employees and the individual's employee status (e.g., full-time, part-time, temporary, active, leave of absence, hourly, salaried).

            (b) There are no personnel policies applicable to the employees of the Company, other than employee manuals, true and complete copies of which have previously been provided to Buyer.

            (c) Section 3.25(c) of the Company Disclosure Schedule lists all outstanding options to acquire Company Common Stock, showing for each such option: (i) the name of the optionee, (ii) the number of shares issuable, (iii) the number of vested shares, (iv) the date of expiration, (v) the exercise price, and (vi) whether or not such option is intended to be an "incentive stock option" under Section 422 of the Code. The Company has delivered to Buyer true and complete copies of each agreement evidencing the grant of each such option.

            (d) Section 3.25(d) of the Company Disclosure Schedule lists all shares of Company Common Stock issued pursuant to any restricted stock agreement (written or unwritten) including (i) the date such shares were sold or awarded,
(ii) the purchase  price per share,  if any,  (iii) the number of shares issued,
(iv) the number of such shares which, as of the date of the Existing Merger Agreement, have vested, and (v) the vesting schedule for such shares which, as of the date of the Existing Merger Agreement, have not vested. On or before the date of the Existing Merger Agreement, the Company delivered to Buyer true and complete copies of each such restricted stock agreement.

            (e) Except as set forth in Section 3.25(e) of the Company Disclosure Schedule, with respect to current and former employees and service providers of the Company (each an "Employee"):

                  (i) The Company is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including any laws respecting minimum wage and overtime payments, employment discrimination, workers' compensation, family and medical leave, immigration, and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice;

                  (ii) there is no basis for any claim by any Employee that such Employee was subject to a wrongful discharge or any employment discrimination by the Company, or their respective management, arising out of or relating to such Employee's race, sex, age, religion, national origin, ethnicity, handicap or any other protected characteristic under applicable laws;

                  (ii) there is not now, nor within the past six years has there been, any actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any liability to the Company;

                  (iii) the Employees of the Company are not and have never been represented by any labor union, no collective bargaining agreement is binding and in force against the Company or currently being negotiated by the Company, and to the Company's knowledge, no union organization campaign is in progress with respect to any of the Employees, and no question concerning representation exists respecting such Employees;

                  (iv) the Company has not entered into any agreement, arrangement or understanding restricting its ability to terminate the employment of any or all of its Employees at any time, for any lawful or no reason, without penalty or liability;

                  (v) each person classified by the Company as an independent contractor satisfies and has satisfied the requirements of any applicable law to be so classified, and the Company has fully and accurately reported such independent contractors' compensation on IRS Forms 1099 when required to do so;

                  (vi) the Company does not have any liability for any payment with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice); and

                  (vii)  there  are  no  pending,   threatened   or   reasonably
anticipated   claims  or  actions   against  the  Company   under  any  worker's
compensation policy or long-term disability policy.

            (f) No "mass layoff," "plant closing" or similar event as defined by the Worker Adjustment and Retraining Notification Act with respect to the Company has occurred.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to the Company as follows:

      4.1 CORPORATE ORGANIZATION.

            (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Buyer has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Buyer. Buyer is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Buyer has delivered to the Company's counsel true and complete copies of the Certificate of Incorporation and By-laws of Buyer.

            (b) Buyer Subsidiary Bank is a national bank duly organized and validly existing under the laws of the United States. The deposit accounts of Buyer Subsidiary Bank (except for deposits acquired in connection with the acquisition of Lehigh Savings Bank) are insured by the FDIC through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Each of Buyer's other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Buyer's Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Buyer.

      4.2 CAPITALIZATION.

            (a) The authorized capital stock of Buyer consists of Twenty Million (20,000,000) shares of Buyer Common Stock and Five Million (5,000,000) shares of preferred stock, no par value (the "Buyer Preferred Stock"). As of November 30, 2004, there were 9,920,322 shares of Buyer Common Stock outstanding, 1,099,055 shares of Buyer Common Stock held by Buyer as treasury stock, no shares of Buyer Preferred Stock outstanding and no shares of Buyer Preferred Stock held by Buyer as treasury stock. As of the date of the Existing Merger Agreement, there were no shares of Buyer Common Stock or Buyer Preferred Stock reserved for issuance upon exercise of outstanding stock options or otherwise except for (x) 772,180 shares of Buyer Common Stock reserved for issuance pursuant to Buyer's stock incentive plans (the "Buyer Option Plans"), copies of which were delivered to the Company on or before the date of the Existing Merger Agreement, and (y) 567,212 shares of Buyer Common Stock reserved for issuance pursuant to Buyer's dividend reinvestment and stock purchase plan, a copy of which has been delivered to the Company (the "DRP Plan"). All of the issued and outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for shares of capital stock issuable pursuant to the Buyer Option Plans and the DRP Plan, as of the date of the Existing Merger Agreement Buyer did not have and was not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Buyer Common Stock or Buyer Preferred Stock or any other equity security of Buyer or any securities representing the right to purchase or otherwise receive any shares of Buyer Common Stock or any other equity security of Buyer. The shares of Buyer Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

            (b) Buyer owns, directly or indirectly, all of the issued and outstanding shares of the capital stock of each of its corporate Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of the Existing Merger Agreement, no Subsidiary of Buyer had or was bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that was not a direct or indirect Subsidiary of Buyer calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

      4.3 AUTHORITY; NO VIOLATION.

            (a) Buyer has full corporate power and authority to execute and deliver this Agreement and, subject to the parties' obtaining (i) all bank regulatory approvals required to effectuate the Merger, (ii) the possible requirement that the shareholders of Buyer approve the issuance of shares of Buyer Common Stock hereunder and (ii) the other approvals listed in Section 4.4, to consummate the transactions contemplated hereby. Buyer Subsidiary Bank has full corporate power and authority to execute and deliver this Agreement and, subject to the parties' obtaining (i) all bank regulatory approvals required to effectuate the Merger and (ii) the other approvals listed in Section 4.4, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Buyer. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Buyer Subsidiary Bank. Subject to the possible requirement that the shareholders of Buyer approve the issuance of shares of Buyer Common Stock hereunder, no other corporate proceedings on the part of Buyer or Buyer Subsidiary Bank are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and Buyer Subsidiary Bank and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a valid and binding obligation of Buyer and Buyer Subsidiary Bank, enforceable against Buyer and Buyer Subsidiary Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

            (b) Neither the execution and delivery of this Agreement by Buyer or Buyer Subsidiary Bank, nor the consummation by Buyer or Buyer Subsidiary Bank of the transactions contemplated hereby, nor compliance by Buyer or Buyer Subsidiary Bank with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of Buyer or the certificate of incorporation, by-laws or similar governing documents of any of its Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Buyer or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to (x) and (y) above, such as individually or in the aggregate will not have a Material Adverse Effect on Buyer.

        4.4 CONSENTS AND APPROVALS. Except for (a) the filing of applications and notices, as applicable, with the OCC and Federal Reserve Board and approval of such applications and notices, (b) the filing of applications and notices, as applicable, with the Commissioner and approval of such applications and notices,
(c) the filing with the SEC of the Proxy Statement and the filing and declaration of effectiveness of the S-4, (d) the approval of this Agreement by the requisite vote of the shareholders of the Company, (e) the filing of the OCC Notice with the OCC, (f) approval of the listing of the Buyer Common Stock to be issued in the Merger on the Nasdaq/NMS, (g) such filings as shall be required to be made with any applicable state securities bureaus or commissions, (h) such consents, authorizations, approvals or exemptions as may be required under the Environmental Laws and (i) the possible requirement that the shareholders of Buyer approve the issuance of shares of Buyer Common Stock hereunder, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by Buyer and Buyer Subsidiary Bank of this Agreement and
(2) the consummation by Buyer Subsidiary Bank of the Merger and the other transactions contemplated hereby.

        4.5 REPORTS. Buyer and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1999 with (i) the Federal Reserve Board B, (ii) the OCC, (iii) the FDIC and (iv) any other Governmental Entity that regulates Buyer or any of its Subsidiaries (collectively with the FRB, the OCC and the FDIC, the "Buyer's Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by the Buyer's Regulatory Agencies in the regular course of the business of Buyer and its Subsidiaries, no Buyer's Regulatory Agency has initiated any proceeding or, to the knowledge of Buyer, investigation into the business or operations of Buyer or any of its Subsidiaries since December 31, 1999 the effect of which is reasonably likely to have a Material Adverse Effect on Buyer. There is no unresolved violation, criticism, or exception by any Buyer's Regulatory Agency with respect to any report or statement relating to any examinations of Buyer or any of its Subsidiaries the effect of which is reasonably likely to have a Material Adverse Effect on Buyer.

      4.6 FINANCIAL STATEMENTS. Buyer has previously made available to the Company copies of the consolidated statements of financial condition of Buyer and its Subsidiaries as of December 31, 2002 and 2003, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 2001, 2002 and 2003, in each case accompanied by the audit report of KPMG LLP, independent public accountants with respect to Buyer, and the notes related thereto; and (b) the consolidated statements of financial condition of Buyer and its Subsidiaries as of September 30, 2003 and 2004, and the related consolidated statements of income and cash flows of Buyer for the nine months ended September 30, 2003 and 2004 (the financial statements referenced in clauses (a) and (b), the "Buyer Financial Statements"). KPMG LLP is independent with respect to Buyer and its Subsidiaries to the extent required by Regulation S-X of the SEC. The consolidated statements of financial condition of Buyer (including the related notes, where applicable) included within the Buyer Financial Statements fairly present, and the consolidated statements of financial condition of Buyer (including the related notes, where applicable) to be incorporated by reference in the S-4 will fairly present, the consolidated financial position of Buyer and its Subsidiaries as of the dates thereof, and the consolidated statements of income, changes in shareholders' equity and cash flows (including the related notes, where applicable) included within the Buyer Financial Statements fairly present, and the consolidated statements of income, changes in shareholders' equity and cash flows of Buyer (including the related notes, where applicable) to be incorporated by reference in the S-4 will fairly present, the results of the consolidated operations and consolidated financial position of Buyer and its Subsidiaries for the respective fiscal periods therein set forth; each of the Buyer Financial Statements (including the related notes, where applicable) complies, and each of such consolidated financial statements (including the related notes, where applicable) to be incorporated by reference in the S-4 will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, including without limitation Regulation S-X; and each of the Buyer Financial Statements (including the related notes, where applicable) has been, and each of such consolidated financial statements (including the related notes, where applicable) to be incorporated by reference in the S-4 will be, prepared in accordance with GAAP consistently applied during the periods involved, except, in the case of unaudited statements, as permitted by the SEC with respect to financial statements included on Form 10-Q. The books and records of Buyer and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

      4.7 SEC REPORTS. Buyer has previously made available to the Company a true and correct copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 2002 by Buyer with the SEC pursuant to the Securities Act of 1933 (the "Securities Act") or the Exchange Act (the "Buyer Reports"), and no such registration statement, prospectus, report, schedule or proxy statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Buyer has timely filed all Buyer Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Buyer Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

      4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in any Buyer Report filed with the SEC prior to the date of the Existing Merger Agreement, since December 31, 2003, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on Buyer.

      4.9 LEGAL PROCEEDINGS.

            (a) Except as disclosed in any Buyer Report filed with the SEC prior to the date of the Existing Merger Agreement, neither Buyer nor any of its Subsidiaries is a party to any, and there are no pending or, to Buyer's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any material nature against Buyer or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

            (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Buyer, any of its Subsidiaries or the assets of Buyer or any of its Subsidiaries, other than any such injunction, order, judgment, decree, or regulatory restriction which would not have a Material Adverse Effect upon Buyer.

      4.10 BUYER INFORMATION.

            (a) The information relating to Buyer and Buyer Subsidiary Bank to be contained in the Proxy Statement, as of the date the Proxy Statement is mailed to shareholders of the Company, and up to and including the date of the meeting of shareholders of the Company to which such Proxy Statement relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Company or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

            (b) The information relating to Buyer and Buyer Subsidiary Bank to be contained in Buyer's and Buyer Subsidiary Bank's applications to the OCC and the Commissioner will be accurate in all material respects.

      4.11  COMPLIANCE WITH APPLICABLE LAW.

            (a) GENERAL. Each of Buyer and its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to each such item, and each of Buyer and each of its Subsidiaries has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Buyer or its Subsidiaries (other than where such defaults or non-compliance will not, alone or in the aggregate, have a Material Adverse Effect on the Company) and Buyer and its Subsidiaries have not received notice of violation of, and do not know of any such violations of, any of the above which are or are likely to have a Material Adverse Effect on Buyer.

            (b) CRA. Without limiting the foregoing, the Buyer Subsidiary Bank has complied in all material respects with the CRA and the Buyer Subsidiary Bank has no reason to believe that any person or group would object successfully to the consummation of the Merger due to the CRA performance of or rating of the Buyer Subsidiary Bank. No person or group has materially and adversely commented in writing to the Company or its Subsidiaries in a manner requiring recording in a file of CRA communications upon the CRA performance of the Buyer Subsidiary Bank.

      4.12 AGREEMENTS WITH REGULATORY AGENCIES. Neither Buyer nor any of its Subsidiaries is subject to any Regulatory Agreement with any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Buyer or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

      4.13 REORGANIZATION. Buyer has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

      4.14 DISCLOSURE. No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements in Article IV not misleading.

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

      5.1 COVENANTS OF THE COMPANY. Except as expressly provided in this Agreement, during the period from the date of the Existing Merger Agreement to the Effective Time, the Company shall use commercially reasonable efforts to (i) conduct its business in the ordinary and usual course consistent with past practices and prudent banking practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of the Company, Buyer or Buyer Subsidiary Bank to perform its covenants and agreements on a timely basis under this Agreement, and (iv) take no action which would adversely affect or delay the ability of the Company, Buyer or Buyer Subsidiary Bank to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction. Without limiting the generality of the foregoing, and except as set forth in Section 5.1 of the Company Disclosure Schedule or as otherwise specifically provided by this Agreement or consented to in writing by Buyer, the Company shall not:

            (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, other than such actions as shall be required to effect the Stock Dividend;

            (b) (i) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in
Section 1.4(b) hereof) any shares of the capital stock of the Company, or any securities convertible into or exercisable for any shares of the capital stock of the Company, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
(iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, except, in the case of clauses (ii) and (iii), for the issuance of up to a total of 179,639 shares of Company Common Stock upon the exercise of stock options granted under the Company Stock Option Plans prior to the date of the Existing Merger Agreement, any such exercise to be in accordance with the present terms of such options;

            (c) amend its Certificate of Incorporation, By-laws or other similar governing documents;

            (d) (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase of, all or more than 10% of the assets or any equity securities of the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or
(ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or (ii)(A) providing information in response to a request therefor by a person who, subsequent to the date of the Existing Merger Agreement, has made an unsolicited bona fide written Acquisition Proposal if the Company's Board of Directors receives from the person so requesting such information an executed confidentiality agreement on terms substantially equivalent to those contained in the confidentiality agreement between Buyer and the Company, dated as of December 1, 2004 (the "December 1, 2004 Confidentiality Agreement"); or (B) engaging in any negotiations or discussions with any person who, subsequent to the date of the Existing Merger Agreement, has made an unsolicited bona fide written Acquisition Proposal, if and only to the extent that, in each such case referred to in clause (A) or (B) above, (i) the Board of Directors of the Company, after consultation with outside legal counsel, determines in good faith that such action is legally necessary for the proper discharge of its fiduciary duties under applicable law and (ii) the Board of Directors of the Company, after consultation with its financial advisor, determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction more favorable to the shareholders of the Company as a group than the transaction contemplated by this Agreement. The Company will notify Buyer immediately orally (within 12 hours) and in writing (within 24 hours) if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company after the date of the Existing Merger Agreement, and, as part of such notification, shall disclose to Buyer the identity of the person making such inquiry, proposal or offer and the substance of such inquiry, proposal or offer in reasonable detail and will keep Buyer informed of any developments with respect thereto immediately upon the occurrence thereof. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will take the necessary steps to inform its officers, directors, agents, and representatives (including, without limitation, any investment banker, attorney or accountant retained by it) of the obligations undertaken in this Section 5.1(d). The Company will promptly request each person (other than Buyer) that has executed a confidentiality agreement prior to the date of the Existing Merger Agreement in connection with its consideration of a business combination with the Company to return or destroy all confidential information previously furnished to such person by or on behalf of the Company. The Company shall take all steps necessary to enforce all such confidentiality agreements.

            (e) make any capital expenditures other than those which (i) are made in the ordinary course of business consistent with past practice or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $50,000 in the aggregate;

            (f) enter into any new line of business or offer any new banking products or services;

            (g) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to the Company (it being understood that for purposes of this clause "g", any assumption of another financial institution's liabilities shall be conclusively deemed to be material), other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practices;

            (h) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied;

            (i) change its methods of accounting in effect at December 31, 2003, except as required by changes in GAAP or regulatory accounting principles as concurred with in writing by the Company's independent auditors;

            (j)(i) except as required by applicable law or as required to maintain qualification pursuant to the Code, adopt, amend, or terminate any Company Benefit Plan (including, without limitation, any plan) or any agreement, arrangement, plan, trust, other funding arrangement or policy between the Company and one or more of its current or former directors, officers, employees or independent contractors, change any trustee or custodian of the assets of any plan or transfer plan assets among trustees or custodians, (ii) except for normal salary increases in the ordinary course of business consistent with past practice, which increases do not exceed, for any employee, 4% of base salary in effect on the date of the Existing Merger Agreement, increase or accelerate payment of in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or agreement as in effect as of the date of the Existing Merger Agreement or (iii) grant or award any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares;

            (k) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements except as otherwise specifically contemplated by this Agreement;

            (l) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

            (m) file any application to relocate or terminate the operations of any banking office of it;

            (n) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company is a party or by which the Company or its properties is bound, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the Closing Date;

            (o) other than in the ordinary course of business consistent with past practice and other than investments for the Company's portfolio made in accordance with Section 5.1(p), make any investment either by purchase of stock or securities, contributions to capital, property transfers or purchase of any property or assets of any other individual, corporation or other entity;

            (p) make any investment in any debt security, including mortgage-backed and mortgage related securities, other than US government and US government agency securities with final maturities not greater than five years or mortgage-backed or mortgage related securities which would not be considered "high risk" securities and which are purchased in the ordinary course of business consistent with past practice;

            (q) settle any claim, action or proceeding involving any liability of the Company for money damages in excess of $50,000 or involving any material restrictions upon the operations of the Company;

            (r) except in the ordinary course of business consistent with past practice and in amounts less than $50,000, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

            (s) unless consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed) or effected in the ordinary course of business consistent with past practices and applicable legal requirements, and except pursuant to commitments existing at the date of the Existing Merger Agreement which have previously been disclosed in writing to Buyer, make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, involving an extension of credit (in one or a series of related transactions) of more than $1,250,000 (it being understood that a Small Business Administration loan shall be deemed to involve more than $1,250,000 only if the non-guaranteed portion of such loan is more than $1,250,000);

            (t) make any investment or commitment to invest in real estate or in any real estate development project, other than real estate acquired in satisfaction of defaulted mortgage loans;

            (u) except pursuant to commitments existing at the date of the Existing Merger Agreement which were disclosed in writing to Buyer on or before the date of the Existing Merger Agreement, make any construction loans outside the ordinary course of business consistent with past practice, make any real estate loans secured by undeveloped land or make any real estate loans secured by land located outside the State of New Jersey;

            (v) establish or make any commitment relating to the establishment of any new branch or other office facilities other than those for which all regulatory approvals have been obtained; with respect to any such new branch or other office facility for which regulatory approval has been received, make any capital expenditures that in the aggregate would exceed $50,000;

            (w) elect to the Board of Directors of the Company any person who was not a member of the Board of Directors of the Company as of the date of the Existing Merger Agreement;

            (x) make any material Tax election or file any claim for a material income Tax refund;

            (y) take any other action outside of the ordinary course of business; or

            (z) agree to do any of the foregoing.

      5.2 COVENANTS OF BUYER. Except as expressly provided in this Agreement, during the period from the date of the Existing Merger Agreement to the Effective Time, Buyer shall use commercially reasonably efforts to, (i) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (ii) take no action which would adversely affect or delay the ability of the Company or Buyer to perform its covenants and agreements on a timely basis under this Agreement, and (iii) take no action which would adversely affect or delay the ability of the Company, Buyer or Buyer Subsidiary Bank to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction. Without limiting the generality of the foregoing, and except as otherwise specifically provided by this Agreement or consented to in writing by the Company, Buyer shall not, and shall not permit any of its Subsidiaries to:

            (a) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied;

            (b) change its methods of accounting in effect at December 31, 2003, except in accordance with changes in GAAP or regulatory accounting principles as concurred with by Buyer's independent auditors; or

            (c) agree to do any of the foregoing.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

      6.1 REGULATORY MATTERS.

            (a) Buyer shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. The Company shall cooperate with Buyer in the preparation of the Proxy Statement to be included within the S-4. Each of the Company and Buyer shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Company shall thereafter mail the Proxy Statement to its shareholders. If the Buyer determines that it is necessary for its shareholders to approve the issuance of Buyer Common Stock hereunder, the Proxy Statement shall be prepared as a joint proxy statement, the Buyer shall mail the Proxy Statement to its shareholders promptly after the S-4 is declared effective. Buyer shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

            (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). The Company and Buyer shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Buyer, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

            (c) Buyer and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 and any other statement, filing, notice or application made by or on behalf of Buyer, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. Buyer agrees promptly to advise the Company if at any time prior to the Company Shareholders' Meeting any information provided by Buyer for the Proxy Statement becomes incorrect or incomplete in any material respect and promptly to provide Company with the information needed to correct such inaccuracy or omission. Buyer shall promptly furnish the Company with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to Buyer and its Subsidiaries, to comply with all applicable legal requirements. The Company agrees promptly to advise Buyer if at any time prior to the Company Shareholders' Meeting (or, if applicable, the meeting of Buyer's shareholders) any information provided by the Company for the Proxy Statement becomes incorrect or incomplete in any material respect and promptly to provide Buyer with the information needed to correct such inaccuracy or omission. The Company shall promptly furnish Buyer with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to the Company and its Subsidiaries, to comply with all applicable legal requirements.

            (d) Buyer and the Company shall promptly furnish each other with copies of written communications received by Buyer or the Company, as the case may be, or any of their respective Subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

      6.2 ACCESS TO INFORMATION.

            (a) The Company shall permit,  and shall cause each of the Company's
Subsidiaries to permit, Buyer and its representatives, and Buyer shall permit, and shall cause each of Buyer's Subsidiaries to permit, the Company and its representatives, reasonable access to their respective properties, and shall disclose and make available to Buyer and its representatives, or the Company and its representatives, as the case may be, all books, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), Tax records, minute books of directors' and shareholders' meetings (excluding information related to the Merger), organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Buyer and its representatives or the Company and its representatives may have a reasonable interest, all to the extent reasonably requested by the party seeking such access. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would waive any privilege. The parties will use their reasonable best efforts to obtain waivers of any such restriction (other than waivers of the attorney-client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

            (b) During the period from the date of the Existing Merger Agreement to the Effective Time, each of the Company and Buyer will cause one or more of its designated representatives to confer with representatives of the other party on a monthly or more frequent basis regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. On a monthly basis, the Company agrees to provide Buyer, and Buyer agrees to provide the Company, with internally prepared consolidated profit and loss statements no later than 20 days after the close of each calendar month. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year), the Company will deliver to Buyer and Buyer will deliver to the Company their respective consolidated quarterly financial statements. As soon as reasonably available, but in no event more than 90 days after the end of each calendar year, the Company will deliver to Buyer and Buyer will deliver to the Company their respective consolidated annual financial statements.

            (c) All information furnished pursuant to Sections 6.2(a) and 6.2(b) shall be subject to, and each of the Company and Buyer shall hold all such information in confidence in accordance with, the provisions of the Confidentiality Agreement.

            (d) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

      6.3 COMPANY SHAREHOLDERS' MEETING. The Company shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval and adoption of this Agreement and the consummation of the transactions contemplated hereby (the "Company Shareholders' Meeting"). The Company will, through its Board of Directors, except to the extent legally required for the discharge by the Board of Directors of its fiduciary duties as advised by such Board's legal counsel and the provisions of Article VIII, recommend to its shareholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its shareholders in connection with this Agreement. Buyer, in reasonable consultation with the Company, shall make all arrangements with respect to the printing and mailing of the Proxy Statement.

      6.4 LEGAL CONDITIONS TO MERGER. Each of Buyer and the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or Buyer or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

      6.5 AFFILIATES. On or before the date of the existing Merger Agreement, the Company delivered to Buyer a letter that identified all persons who, to the knowledge of the Company, may be deemed to be "affiliates" of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Company. The Company shall, to the extent that it has not previously done so, promptly deliver to Buyer executed letter agreements, each substantially in the form of Exhibit B hereto, executed by each such person so identified as an affiliate of the Company agreeing (i) to comply with Rule 145 and (ii) if such person has not executed the Shareholders' Agreement, to be present in person or by proxy and vote in favor of the Merger at the Company's shareholders meeting.

      6.6 NASDAQ LISTING. Buyer shall use its reasonable best efforts to cause the shares of Buyer Common Stock to be issued in the Merger to be approved for listing for quotation on the Nasdaq/NMS, subject to official notice of issuance, as of the Effective Time.

      6.7 INDEMNIFICATION.

            (a) For a period of six years after the Effective Time, Buyer shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of the Existing Merger Agreement or who becomes prior to the Effective Time, a director or officer of the Company or who serves or has served at the request of the Company as a director or officer with any other person (collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, subject to the provisions of this Section 6.7, reasonable costs of investigation and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee by reason of the fact that he or she is or was a director or officer of the Company or serves or has served at the request of the Company as a director or officer with any other person, in connection with, arising out of or relating to (i) any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against the Company or any of their respective affiliates, or by any former or present shareholder of the Company (each a "Claim" and collectively, "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, the Proxy Statement, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee's service as a member of the Board of Directors of the Company or of any committee thereof, the events leading up to the execution of this Agreement, any statement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, or (ii) the enforcement of the obligations of Buyer set forth in this Section 6.7, in each case to the fullest extent which the Company would have been permitted under any applicable law and its Certificate of Incorporation or Bylaws had the Merger not occurred (and Buyer shall also advance expenses as incurred to the fullest extent so permitted). Notwithstanding the foregoing, Buyer shall not provide any indemnification or advance any expenses with respect to any Claim which relates to a personal benefit improperly paid or provided, or alleged to have been improperly paid or provided, to the Indemnitee, but Buyer shall reimburse the Indemnitee for costs incurred by the Indemnitee with respect to such Claim when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the Indemnitee was not improperly paid or provided with the personal benefit alleged in the Claim.

            Any Indemnitee wishing to claim  indemnification  under this Section
6.7 shall promptly notify Buyer upon learning of any Claim, but the failure to so notify shall not relieve Buyer of any liability it may have to such Indemnitee except to the extent that such failure prejudices Buyer. In the event of any Claim (whether arising before or after the Effective Time) as to which indemnification under this Section 6.7 is applicable, (x) Buyer shall have the right to assume the defense thereof and Buyer shall not be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, except that if Buyer elects not to assume such defense, or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between Buyer and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and Buyer shall pay the reasonable fees and expenses of such counsel for the Indemnitees as statements therefor are received; provided, however, that Buyer shall be obligated pursuant to this Section 6.7 to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for multiple Indemnitees would present such counsel with a conflict of interest that is not waived, and (y) the Indemnitees will cooperate in the defense of any such matter. Buyer shall not be liable for the settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent. Notwithstanding anything to the contrary in this Section 6.7, Buyer shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law or public policy.

            (b) Buyer shall cause the persons serving as officers and directors of the Company immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided that Buyer may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to the Company's existing annual coverage limits) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that (A) in no event shall Buyer be required to expend an aggregate premium in excess of 200% of the current annual premium expended by the Company (the "Insurance Amount") to maintain or procure insurance coverage (which current annual premium is set forth in Section 6.7(b) of the Company Disclosure Schedule), (B) if Buyer is unable to maintain or obtain the insurance called for by this Section 6.7(b), Buyer shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount and (C) notwithstanding any provision herein to the contrary, Buyer shall be deemed to have satisfied all of its obligations pursuant to this Section 6.7(b) in the event that it acquires single premium tail insurance at an aggregate premium of 250% of the current annual premium expended by the Company.

            (c) The provisions of this Section 6.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

      6.8 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Buyer.

      6.9 NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the others of (a) any event, condition, change, occurrence, act or omission which causes any of its representations hereunder to cease to be true in all material respects (or, with respect to any such representation which is qualified as to materiality, causes such representation to cease to be true in all respects); and (b) any event, condition, change, occurrence, act or omission which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to have, a Material Adverse Effect on such party. Each of the Company and Buyer shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

      6.10 CERTAIN MATTERS, CERTAIN REVALUATIONS, CHANGES AND ADJUSTMENTS. Notwithstanding that the Company believes that it and its Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, the Company recognizes that Buyer may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). At or before the Effective Time, upon the request of Buyer and in order to formulate the plan of integration for the Merger, the Company shall, consistent with GAAP, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied consistently on a mutually satisfactory basis with those of Buyer and establish such accruals and reserves as shall be necessary to reflect Merger-related expenses and costs incurred by the Company and its Subsidiaries, provided, however, that the Company shall not be required to take such action (A) more than five days prior to the Effective Time; and (B) unless Buyer agrees in writing that all conditions to closing set forth in Article VII have been satisfied or waived (other than those conditions relating to delivery of documents on the Closing Date); and provided further, however, that no accrual or reserve made by the Company or any Company Subsidiary pursuant to this Section 6.10 or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

      6.11 OTHER POLICIES. Between the date of the Existing Merger Agreement and the Effective Time, the Company shall cooperate with Buyer to reasonably conform the policies and procedures of the Company and its Subsidiaries regarding applicable regulatory matters to those of Buyer and Buyer Subsidiary Bank, as Buyer may reasonably identify to the Company from time to time, provided, however, that implementation of such conforming actions may at the Company's discretion be delayed until the time period following receipt of shareholder and all regulatory approvals, as provided in Section 6.10.

      6.12 FAILURE TO FULFILL CONDITIONS. In the event that Buyer or the Company determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the Cut-off Date (as defined in Section 8.1(c)) and that it will not waive that condition, it will promptly notify the other party.

      6.13 EMPLOYMENT MATTERS. From and after the Effective Time, Buyer shall credit employees of the Company who are employed at the Closing Date for service with the Company for purposes of eligibility and vesting under all employee benefit plans of the Buyer in which they become participants on or after the Effective Time. The Company shall establish a written stay pay plan or policy, on terms and conditions that are subject to the approval of Buyer (which approval shall not be unreasonably withheld), which shall provide each eligible employee of the Company with a lump sum cash bonus (subject to applicable withholding taxes) in an amount equal to two weeks' base pay for each four weeks of employment between execution of this Agreement and the Closing Date (or such later date as the Buyer may specify). In addition to such other terms and conditions as the Buyer may require, such plan or policy shall provide that an employee of the Company must remain employed by the Company through the Closing Date (or through such later date as the Buyer may require with respect to any employee) to be eligible for such stay bonus. Effective as of the Effective Time, the Buyer shall establish a written severance plan or policy having such terms and conditions as the Buyer may require, pursuant to which each employee of the Company who is employed on the Closing Date shall receive, in the event of his or her involuntary termination of employment by the Buyer following the Closing Date, as severance, continued payment (subject to applicable withholding taxes) of such employee's base salary for a period of two weeks' for each full year of employment with the Company and, following the Closing Date, with the Buyer. In addition to such other terms and conditions as the Buyer may require, such plan or policy shall require that such an employee execute a general release having such terms and conditions as the Buyer shall require.

      6.14 TERMINATION OF METAVANTE AGREEMENT. Notwithstanding anything to the contrary contained in this Agreement, the Company hereby covenants and agrees to use commercially reasonably efforts to terminate, as of a date mutually acceptable to the Company and Buyer, that certain Technology Outsourcing Agreement (the "Technology Outsourcing Agreement"), dated as of September 30, 2003, by and between the Company and Metavante Corporation ("Metavante"), and all related agreements and schedules, including, without limitation, that certain Branch Automation Agreement, dated as of September 30, 2003, by Metavante and the Company and that certain StarPC Software License Agreement, dated as of September 30, 2003, by Metavante and the Company (the Technology Outsourcing Agreement and such related agreements and schedules, collectively, the "Metavante Agreement"), without any liability to Buyer or Buyer Subsidiary Bank. The Company further covenants and agrees that it shall pay all fees and expenses, including without limitation, fees for deconversion services to be provided by Metavante, due and payable in connection with the termination of the Metavante Agreement, as confirmed in writing or invoiced by Metavante and as reasonably acceptable to Buyer (the "Metavante Termination Fee"), at least one Business Day prior to the expected Effective Time. The termination of the Metavante Agreement and the payment of the Metavante Termination Fee shall be effected in accordance with that certain Amendment to the Technology Outsourcing Agreement, dated as of February 28, 2005, by and between Metavante and the Company (the "Metavante Amendment").

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

      7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

            (a) APPROVAL OF SHAREHOLDERS; SEC REGISTRATION. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of the Company. If determined by Buyer to be necessary or appropriate, the issuance of all shares of Buyer Common Stock issuable pursuant to this Agreement (including without limitation the shares of Buyer Common Stock issuable upon exercise all New Stock Options) shall have been approved by the requisite vote of the shareholders of Buyer. The S-4 shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the Buyer Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws.

            (b) REGULATORY FILINGS. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the OCC, the Commissioner, the SEC and (if necessary) the New Jersey Department of Environmental Protection) required to consummate the transactions contemplated hereby shall have been obtained without the imposition of any term or condition which would impair, in any material respect, the value of the Company and its Subsidiaries, taken as a whole, to Buyer. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof (including the Hart-Scott-Rodino waiting period if applicable) shall have expired.

            (c) SUITS AND PROCEEDINGS. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any Governmental Entity seeking to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or Governmental Entity seeking to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which Buyer or the Company determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

            (d) TAX OPINION. Buyer and Company shall each have received an opinion, dated as of the Effective Time, of Lowenstein Sandler PC, reasonably satisfactory in form and substance to Company and its counsel and to Buyer, based upon representation letters reasonably required by Lowenstein Sandler PC dated on or about the date of such opinion, and such other facts and representations as such counsel may reasonably deem relevant, to the effect that: (i) the Merger will be treated for federal income Tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code;
(ii) no gain or loss shall be recognized upon the exchange of Company Common Stock solely for Buyer Common Stock; (iii) in the case of Company shareholders who receive cash in whole or in part in exchange for their Company Common Stock, gain, if any, realized by the recipient on the exchange shall be recognized, but in an amount not in excess of the amount of such cash; (iv) in the case of Company shareholders who recognize gain on the exchange of their Company Common Stock and in whose hands such stock was a capital asset on the date of the exchange, such gain shall be treated as capital gain (long-term or short-term, depending on the shareholders' respective holding periods for their Company Common Stock), except in the case of any such shareholder as to which the exchange has the effect of a dividend within the meaning of Section 356(a)(2) of the Code by reason of the applicability of the stock attribution rules of
Section 318 of the Code, it being understood that the applicability of such attribution rules to any particular shareholder shall depend on such shareholder's particular factual circumstances; (v) the basis of any Buyer Common Stock received in exchange for Company Common Stock shall equal the basis of the recipient's Company Common Stock surrendered on the exchange, reduced by the amount of cash received, if any, on the exchange, and increased by the amount of the gain recognized, if any, on the exchange (whether characterized as dividend or capital gain income); and (vi) the holding period for any Buyer Common Stock received in exchange for Company Common Stock will include the period during which the Company Common Stock surrendered on the exchange was held, provided such stock was held as a capital asset on the date of the exchange. In connection therewith and in connection with any Tax opinion which is included within the S-4, each of Buyer and the Company shall deliver to Lowenstein Sandler PC representation letters, in each case in form and substance reasonably satisfactory to Lowenstein Sandler PC. Neither Buyer nor the Company shall, or shall cause any of their respective Subsidiaries to, take any action inconsistent with the treatment of the Merger as a "reorganization" under
Section 368(a) of the Code.

            (e) LISTING OF SHARES. The shares of Buyer Common Stock which shall be issued to the shareholders of the Company upon consummation of the Merger shall have been authorized for listing for quotation on the Nasdaq/NMS, subject to official notice of issuance.

      7.2 CONDITIONS TO THE OBLIGATIONS OF BUYER UNDER THIS AGREEMENT. The obligations of Buyer under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS OF THE COMPANY AND THE COMPANY. Except for those representations and warranties which are made as of a particular date, the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except with respect to those representations and warranties which are qualified as to materiality, which shall be true in all respects) on the Closing Date as though made on and as of the Closing Date. The representations and warranties of the Company contained in this Agreement which are made as of a particular date shall be true and correct in all material respects (except with respect to those representations and warranties which are qualified as to materiality, which shall be true in all respects) as of such date. The Company shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date.

            (b) CERTIFICATES. The Company shall have furnished Buyer with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 7.2 as Buyer may reasonably request.

            (c) LEGAL FEES. The Company shall have furnished Buyer with letters from all attorneys representing the Company and its Subsidiaries in any matters confirming that all legal fees in excess of $5,000 have been paid in full for services rendered as of the Effective Time.

            (d) ACCOUNTANT'S LETTER. If requested by Buyer, the Company shall have caused to be delivered to Buyer "cold comfort" letters or letters of procedures from the Company's independent certified public accountants, dated
(i) the date of the mailing of the Proxy Statement to the Company's shareholders and (ii) a date not earlier than five business days preceding the date of the Closing and addressed to Buyer, concerning such matters as are customarily covered in transactions of the type contemplated hereby;

            (e) THIRD PARTY CONSENTS. All consents, waivers and approvals of any third parties (other than Governmental Entities) which are necessary to permit the consummation of the Merger and the other transactions contemplated hereby shall have been obtained or made except for those the failure to obtain would not have a Material Adverse Effect (i) on the Company and its Subsidiaries taken as a whole or (ii) on Buyer and its Subsidiaries taken as a whole. None of the approvals or waivers referred to in this Section 7.2(g) shall contain any term or condition which would have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken as a whole, after giving effect to the Merger.

            (f)  AFFILIATE  LETTERS.   Buyer  shall  have  received  the  letter
agreements referred to in Section 6.5.

            (g) DISSENTING SHARES. No more than 104,000 shares of Company Common Stock shall be eligible to constitute "Dissenting Shares" as of the commencement of the Closing; provided, however, in the event that there are no more than three beneficial owners of Dissenting Shares, this condition shall be deemed to be satisfied in the event that no more than 156,000 shares of Company Common Stock shall be eligible to constitute "Dissenting Shares" as of the commencement of the Closing

            (h) METAVANTE AGREEMENT TERMINATION. The Metavante Termination Fee shall have been paid in full by the Company at least one Business Day prior to the expected Effective Time in a manner consistent with the terms of the Metavante Amendment.

      7.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY UNDER THIS AGREEMENT. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS OF BUYER AND BUYER SUBSIDIARY BANK. Except for those representations and warranties which are made as of a particular date, the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects (except with respect to those representations and warranties which are qualified as to materiality, which shall be true in all respects) on the Closing Date as though made on and as of the Closing Date. The representations and warranties of Buyer contained in this Agreement which are made as of a particular date shall be true and correct in all material respects (except with respect to those representations and warranties which are qualified as to materiality, which shall be true in all respects) as of such date. Buyer shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date.

            (b) CERTIFICATES. Buyer shall have furnished the Company with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 7.3 as the Company may reasonably request.

            (c) CHANGE IN CONTROL AGREEMENTS. The Buyer shall have expressly and unconditionally assumed and agreed to perform the Company's obligations under
(i) the Change in Control Agreement between the Company and Anthony G. Gallo dated June 12, 2003, (ii) the Change in Control Agreement between the Company and Richard G. Whitehead dated June 12, 2003, (iii) ) the Change in Control Agreement between the Company and Stephen T. Emr dated June 12, 2003, and (iv) the Change in Control Agreement between the Company and Dale G. Potter dated June 12, 2003.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

      8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company:

            (a) by mutual consent of the Company and Buyer;

            (b) by either Buyer or the Company upon written notice to the other party (i) 60 days after the date on which any request or application for a required regulatory approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

            (c) by either Buyer or the Company, if the Merger shall not have been consummated on or before the date (the "Cut-off Date") which is nine months from the date of the Existing Merger Agreement, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

            (d) by either Buyer or the Company if the approval of the shareholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof;

            (e) by either Buyer or the Company  (provided  that the  terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 8.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under Section 7.2(a) (in the case of a breach of representation or warranty by the Company) or Section 7.3(a) (in the case of a breach of representation or warranty by Buyer);

            (f) by either Buyer or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party hereto, which breach shall not have been cured within thirty days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing;

            (g) by the Company, if the Company's Board of Directors shall have approved a definitive agreement reflecting an Acquisition Proposal (the "Alternative Agreement"), but only if (1) such Board approval shall have occurred prior to the date on which this Agreement is approved by the Company's shareholders, (2) at least 48 hours prior to entering into the Alternative Agreement, the Company provides a copy of the Alternative Agreement to Buyer,
(3) the Board of Directors of the Company, after consultation with outside legal counsel and after considering any response that Buyer may have after reviewing the Alternative Agreement, determines in good faith that approving the Alternative Agreement is legally necessary for the proper discharge of its fiduciary duties under applicable law, (4) the Board of Directors of the Company, after consultation with its financial advisor and after considering any response that Buyer may have after reviewing the Alternative Agreement, determines in good faith that the transactions contemplated by the Alternative Agreement are reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the transaction and the party offering to enter into the Alternative Agreement, and would, if consummated, be more favorable to the shareholders of the Company as a group than the transaction contemplated by this Agreement and any transaction then being proposed by Buyer; and (5) prior to terminating this Agreement, the Company (A) pays to Buyer the Termination Fee (as hereinafter defined) and Termination Expenses (as hereinafter defined) and (B) delivers to Buyer a release signed by the parties to the Alternative Agreement, which release shall be in form and substance reasonably satisfactory to Buyer and shall irrevocably waive any right the releasing parties may have to challenge the payment to Buyer of the Termination Fee and the payment to Buyer of the Termination Expenses;

            (h) by Buyer, if an event occurs which gives rise to the payment of a Termination Fee and Termination Expenses pursuant to Section 8.5;

            (i) by Buyer if the conditions set forth in Sections 6.1 and 6.2 are not satisfied and are not capable of being satisfied by the Cut-off Date; or

            (j) by the Company if the  conditions  set forth in Sections 6.1 and
6.3 are not  satisfied  and are not  capable of being  satisfied  by the Cut-off
Date.

            (k) by the Company, if its Board of Directors so determines by a vote of a majority of the members of its entire board, at any time during the ten-day period commencing with the Determination Date, if both of the following conditions are satisfied;

                  (1) the Buyer Common Stock Average Price on the Determination Date shall be less than $10.46 (the "Base Amount"); and

                  (2) (i) the number obtained by dividing the Buyer Common Stock Average Price on the Determination Date by $13.07 (the "Buyer Ratio") shall be less than (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.10 from the quotient in this clause (2)(ii) (such number being referred to herein as the "Index Ratio");

      Notwithstanding the foregoing, if the Company elects to exercise its termination right pursuant to this subsection (k), it shall give prompt written notice to Buyer. During the seven-day period commencing with its receipt of such notice, Buyer shall have the option of increasing the per share consideration to be received by the holders of Company Common Stock hereunder by increasing the Exchange Ratio to equal the lesser of (i) a number (rounded to three decimals) equal to a quotient, the numerator of which is the Base Amount multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Buyer Common Stock Average Price, and (ii) a number equal to a quotient, the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Buyer Ratio. If Buyer makes an election contemplated by the preceding sentence within such seven-day period, it shall give prompt written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this subsection (i) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this subsection (k).

            For purposes of this subsection (k), the following terms shall have the following meanings:

            "Buyer Common Stock Average Price" means the average of the daily closing sales prices of Buyer Common Stock as reported on the Nasdaq/NMS (as reported in The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Buyer) for the 20 consecutive full trading days in which such shares are quoted on the Nasdaq/NMS ending at the close of trading on the Determination Date.

            "Index Group" means the bank holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been a publicly announced proposal since the Starting Date and before the Determination Date for any such bank holding company to be acquired. In the event that the common stock of any such bank holding company ceases to be publicly traded or a proposal to acquire any such bank holding company is announced after the Starting Date and before the Determination Date, such bank holding company will be removed from the Index Group. The bank holding companies are as follows:

    COMPANY NAME                          STOCK SYMBOL            STATE
    ------------                          ------------            -----
Alliance Financial Corporation                ALNC                  NY
Greater Community Bancorp                     GFLS                  NJ

Shore Bancshares, Inc.                        SHBI                  MD

Arrow Financial Corporation                   AROW                  NY

    COMPANY NAME                          STOCK SYMBOL            STATE
    ------------                          ------------            -----

First of Long Island Corporation              FLIC                  NY

Berkshire Bancorp Inc.                        BERK                  NY

Pennsylvania Commerce Bancorp, Inc.           COBH                  PA


First Mariner Bancorp                         FMAR                  MD

Suffolk Bancorp                               SUBK                  NY

Royal Bancshares of                           RBPAA                 PA
Pennsylvania, Inc.

Interchange  Financial Services               IFCJ                  NJ
Corporation

State Bancorp, Inc.                           STB                   NY

Columbia Bancorp                              CBMD                  MD

Peapack-Gladstone Financial                   PGC                   NJ
Corporation

Omega Financial Corporation                   OMEF                  PA



            "Index Price" on a given date means the average of the closing prices on such date of the bank holding companies comprising the Index Group.

            "Starting Date" means December 2, 2004.

      If any bank holding company belonging to the Index Group or Buyer declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for such bank holding company or Buyer shall be appropriately adjusted for the purposes of applying this Section 8.1(k).

      If Buyer  determines  that  shareholder  approval  of the  shares of Buyer
Common Stock issuable hereunder shall not be pursued, this Agreement shall be terminated in the event that the number of shares of Buyer Common Stock issuable pursuant to this Agreement, as determined at the Closing, equals or exceeds twenty percent of the shares of Buyer Common Stock outstanding as of the close of business on the business day immediately preceding the date of the Closing.

      8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Buyer or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect except that (i) Sections 8.2, 8.5 and
Article IX shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, in the event that either of the parties shall willfully default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

      8.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company; provided, however, that after any approval of the transactions contemplated by this Agreement by the Company's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the Company's shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, each of the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      8.5 TERMINATION FEE; EXPENSES. In the event that at any time after the date of the Existing Merger Agreement (i) (A) the holders of Company Common Stock shall not have approved this Agreement and the transactions contemplated hereby at the meeting of such shareholders held for the purpose of voting on this Agreement, (B) such meeting shall have been adjourned or canceled, (C) the Board of Directors of the Company shall have publicly withdrawn or modified, or publicly announced its intent to withdraw or modify, in any manner adverse to Buyer, its recommendation, or shall have failed to reconfirm its recommendation, that the shareholders of the Company approve the transactions contemplated by this Agreement, or (D) the Company shall have breached any covenant or obligation contained in this Agreement and such breach would entitle Buyer to terminate this Agreement, in each case after (x) an Acquisition Proposal shall have been communicated to the Company or (y) it shall have been publicly announced that any person other than Buyer or any Subsidiary of Buyer shall have made a bona fide proposal by public announcement or written communication that becomes the subject of public disclosure to engage in a merger, consolidation or similar transaction with, or a purchase or other acquisition of all or substantially all of the assets or 25% or more of the outstanding shares of Common Stock of, the Company or (ii) there shall have been a breach of Section 5.1(d) other than in a manner which is inadvertent and is corrected to Buyer's reasonable satisfaction, then, in any such case, in the event that this Agreement is terminated, the Company shall pay to Buyer a fee of $871,000 (the "Termination Fee") and shall reimburse Buyer for the out-of-pocket expenses incurred by Buyer in connection with the transactions contemplated by this Agreement, up to $75,000 in such expenses (the "Termination Expenses").

                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.1 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, if any, and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "the date of the Existing Merger Agreement" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to December 17, 2004. No provision of this Agreement shall be construed to require the Company, Buyer or any of their respective Subsidiaries or affiliates to take any action that would violate any applicable law, rule or regulation.

      9.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

      9.3 EXPENSES. Except as otherwise provided in Section 8.5, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

      9.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


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

            (a) if to Buyer, to:

                  Center Bancorp, Inc.
                  2455 Morris Avenue
                  Union, New Jersey 07083
                  Attn: John J. Davis

                       with a copy to:

                  Lowenstein Sandler PC
                  65 Livingston Avenue
                  Roseland, New Jersey 07068
                  Attn: Peter H. Ehrenberg, Esq.
  and

            (b) if to the Company, to:

                  Red Oak Bank
                  190 Park Avenue
                  Post Office Box 1326
                  Morristown, New Jersey 07962
                  Attn: Dale G. Potter

                       with a copy to:

                  McCarter & English
                  Four Gateway Center
                  100 Mulberry St.
                  Newark, NJ 07102
                  Attn: Michael M. Horn, Esq.

      9.5 COUNTERPARTS; FACSIMILE. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Execution and delivery of this Agreement or any agreement contemplated hereby by facsimile transmission shall constitute execution and delivery of this Agreement or such agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

      9.6 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein), together with the Shareholders' Agreement, the December 1, 2004 Confidentiality Agreement and the confidentiality agreement executed by the Company and Buyer on December 10, 2004, constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof including, without limitation, the Existing Merger Agreement, which is terminated hereby.

      9.7 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey, without regard to any applicable conflicts of law.

      9.8 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      9.9 PUBLICITY. Except as otherwise required by law, so long as this Agreement is in effect, the Company shall not, and shall not permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of Buyer, which consent shall not be unreasonably withheld.

      9.10 ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided in Section 6.7, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      9.11 WAIVER OF JURY TRIAL. Each party hereto (each, a "Party") hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby. Each Party (a) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any suit, action or other proceeding, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this Agreement, by, among other things, the mutual waivers and certifications in this Section 9.11.

      9.12 ENFORCEMENT OF THIS AGREEMENT. The Company acknowledges and agrees that Buyer would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the Company may not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

      9.13 CONSTRUCTION. In the event of any ambiguity in, or dispute regarding the interpretation of, any of the provisions of this Agreement, the interpretation to be afforded any such provision will not be resolved by any rule of interpretation or construction providing for interpretation against the Party which causes the uncertainty or against the Party which drafts the Agreement, and all Parties hereto expressly agree that in the event of any ambiguity or dispute regarding the interpretation of any provision contained in this Agreement, such provision will be interpreted as if each Party hereto participated in the drafting thereof. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; and (iv) the word "including" means "including without limitation."

      IN WITNESS WHEREOF, Buyer, Buyer Subsidiary Bank and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                    CENTER BANCORP, INC.


                                    By: /s/ John J. Davis
                                        -----------------------------
                                        Name: John J. Davis
                                        Title: President and
                                          Chief Executive Officer

                                    UNION CENTER NATIONAL BANK


                                    By:   /s/ John J. Davis
                                        -----------------------------
                                        Name: John J. Davis
                                        Title: President and
                                          Chief Executive Officer


                                  RED OAK BANK


                                    By:   /s/ Dale G. Potter
                                        -----------------------------
                                        Name: Dale G. Potter
                                        Title: Chairman and Chief
                                          Executive Officer